UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

SCHEDULE 14A

_________________________________

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
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Custom Truck One Source, Inc.
(Name of Registrant as Specified in its Charter)

___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CUSTOM TRUCK ONE SOURCE, INC.

7701 Independence Avenue

Kansas City, Missouri 64125

June 10, 2021

Dear Stockholder:

On behalf of the Board of Directors and management of Custom Truck One Source, Inc. (formerly known as Nesco Holdings, Inc.), I invite you to attend remotely the 2021 Annual Meeting of Stockholders (the “Annual Meeting”). Based on the information and guidance currently available surrounding the public health impact of COVID-19, we have made the decision that this year’s Annual Meeting will be virtual only.

The Annual Meeting will be held on Thursday, July 8, 2021 at 9:00 a.m., Eastern Time. It will be conducted via live webcast, and you will be able to participate online at www.virtualshareholdermeeting.com/CTOS2021. During the Annual Meeting, you may submit questions and will be able to vote your shares electronically. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement include details regarding how to attend the Annual Meeting and the business to be conducted at the Annual Meeting.

I hope that you will be able to attend the Annual Meeting. If you do not plan to attend, I strongly encourage you to vote as soon as possible to ensure that your shares are represented at the Annual Meeting. The accompanying Proxy Statement explains more about voting. Please read it carefully.

We sincerely appreciate your continued support.

Sincerely,

Marshall Heinberg

Chairperson of the Board of Directors

Fred Ross

Chief Executive Officer and Director

CUSTOM TRUCK ONE SOURCE, INC.

7701 Independence Avenue

Kansas City, Missouri 64125

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m., Eastern Time on Thursday, July 8, 2021

Dear Stockholders of Custom Truck One Source, Inc.:

We cordially invite you to attend the 2021 annual meeting of stockholders (the “Annual Meeting”) of Custom Truck One Source, Inc. (formerly known as Nesco Holdings, Inc.), a Delaware corporation, which will be held on Thursday, July 8, 2021 at 9:00 a.m., Eastern Time, for the following purposes, as more fully described in the accompanying proxy statement:

1.      To elect three Class B directors to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified;

2.      To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021;

3.      To approve an amendment and restatement of our 2019 Omnibus Incentive Plan to increase the number of shares available thereunder;

4.      To approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in the proxy statement accompanying this notice;

5.      To approve, on an advisory basis, the preferred frequency of future advisory votes on the compensation of our Named Executive Officers; and

6.      To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Annual Meeting will be conducted via live webcast, and you will be able to participate online at www.virtualshareholdermeeting.com/CTOS2021. During the Annual Meeting, you may submit questions and will be able to vote your shares electronically.

Our Board of Directors has fixed the close of business on May 24, 2021 as the record date for the Annual Meeting. Only stockholders of record on May 24, 2021 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

YOUR VOTE IS IMPORTANT.    We urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure that your shares are represented, regardless of whether you plan to attend the Annual Meeting. For additional instructions on voting by the Internet, please refer to your proxy card. Submitting your vote via the Internet, telephone or mail in advance of the Annual Meeting does not deprive you of your right to attend the Annual Meeting electronically and to vote your shares at the Annual Meeting.

We sincerely appreciate your continued support.

By order of the Board of Directors,

Adam Haubenreich

Vice President — General Counsel, Secretary

Kansas City, Missouri

June 10, 2021

i

CUSTOM TRUCK ONE SOURCE, INC.

PROXY STATEMENT
FOR
2021 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the 2021 annual meeting of stockholders of Custom Truck One Source, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Thursday, July 8, 2021, at 9:00 a.m., Eastern Time via live webcast, and you will be able to participate online at www.virtualshareholdermeeting.com/CTOS2021. During the Annual Meeting, you may submit questions and will be able to vote your shares electronically.

You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only. In this Proxy Statement, “we,” “our,” “us,” “CTOS” and the “Company” refer to Nesco Holdings, Inc. as a standalone company prior to April 1, 2021, the date of the acquisition (the “Acquisition”) by Nesco Holdings II, Inc. of Custom Truck One Source, L.P. (“Custom Truck LP”), and after April 1, 2021, refer to the combined company as a result of the Acquisition. “Nesco” refers to Nesco Holdings, Inc. prior to the Acquisition. In connection with the Acquisition, the Company has changed its name from Nesco Holdings, Inc. to Custom Truck One Source, Inc.

How do I attend the Annual Meeting?

The meeting will be held on Thursday, July 8, 2021, at 9:00 a.m., Eastern Time. The Annual Meeting will be conducted via live webcast, and you will be able to participate online at www.virtualshareholdermeeting.com/CTOS2021. Information on how to vote in person at the Annual Meeting is discussed below.

To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

Why is the Annual Meeting Virtual Only?

Based on the information and guidance currently available surrounding the public health impact of COVID-19, we have made the decision that this year’s Annual Meeting will be virtual only. The health and well-being of our directors, officers, employees, stockholders and partners is important to us. Holding the Annual Meeting as a virtual only meeting allows us to reach the broadest number of stockholders while maintaining our commitment to health and safety.

Why did I receive a Notice of Internet Availability instead of a paper copy of proxy materials?

The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this proxy statement, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. If you received a Notice of Internet Availability, you will not receive a printed copy of the proxy materials unless you specifically request a printed copy. The Notice of Internet Availability will instruct you how to access and review all of the important information contained in the proxy materials. The Notice of Internet Availability also instructs you how to submit your proxy on the Internet and how to vote by telephone. If you would like to receive a printed or emailed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

Who can vote at the Annual Meeting?

Holders of our common stock, par value 0.0001 per share (“Common Stock”), as of the close of business on May 24, 2021, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 246,598,058 shares of our Common Stock issued and outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Common Stock is entitled to one vote on each proposal.

Registered Stockholders.    If shares of our Common Stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders.    If shares of our Common Stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and your broker, bank or other nominee is considered the stockholder of record with respect to those shares. If you are a beneficial owner of shares held in street name and do not have a 16-digit control number on the Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, please contact your broker, bank or other nominee well in advance of the Annual Meeting for instructions on how to obtain a 16-digit control number and access the virtual meeting as a “stockholder.” Instructions should also be provided on the voting instruction form provided by your broker, bank or other nominee. Without first obtaining your 16-digit control number and logging in as a “stockholder,” you will still be able to attend the meeting by logging in as a guest; however, you will not be able to vote your shares or ask questions during the meeting. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

What matters am I voting on?

You will be voting on the following items:

•        the election of three Class B directors to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified;

•        the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021;

•        the approval of an amendment and restatement of our 2019 Omnibus Incentive Plan to increase the number of shares available thereunder;

•        the approval, on an advisory basis, of the compensation of our Named Executive Officers (as defined herein), as disclosed in this proxy statement;

•        the approval, on an advisory basis, of the preferred frequency of future advisory votes on the compensation of our Named Executive Officers; and

•        any other business as may properly come before the Annual Meeting.

How does the Board recommend I vote on these proposals?

Our Board recommends a vote:

•        “FOR” the election of each of Marshall Heinberg, Louis Samson and David Wolf as a Class B director;

•        “FOR” the ratification of the appointment of Ernst & Young  LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021;

•        “FOR” the approval of an amendment and restatement of our 2019 Omnibus Incentive Plan to increase the number of shares available thereunder;

•        “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers; and

•        for “EVERY THREE YEARS” as the preferred frequency of future advisory votes on the compensation of our Named Executive Officers.

How many votes are needed for approval of each proposal?

•        Proposal No. 1:    The election of directors requires a plurality of the votes cast. “Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a nominee (including “Withhold” votes or broker non-votes) will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director.

•        Proposal No. 2:    The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the votes cast. Abstentions will not be considered votes cast for this proposal and will have no effect on the vote for this proposal. This proposal is a “routine” matter for which we do not expect any broker non-votes. Any broker non-votes will not be treated as votes cast and will have no effect on the vote for this proposal.

•        Proposal No. 3:    The approval of the amendment and restatement of our 2019 Omnibus Incentive Plan to increase the number of shares available thereunder requires the affirmative vote of a majority of the votes cast. Under NYSE guidance, abstentions will be treated as votes cast for this proposal and will have the same effect as “Against” votes. Broker non-votes will not be treated as votes cast and will have no effect on the vote for this proposal.

•        Proposal No. 4:    The approval, on an advisory basis, of the compensation of our Named Executive Officers requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will not be considered votes cast for this proposal and will have no effect on the vote for this proposal.

•        Proposal No. 5:    For the advisory vote on the preferred frequency of future advisory votes on the compensation of our Named Executive Officers, the time period (every year, every two years or every three years) that receives a majority of the votes cast on the matter will be the preferred frequency selected by our stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option recommended by stockholders. Abstentions and broker non-votes will not be considered votes cast for this proposal and will have no effect on the vote for this proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our bylaws and Delaware law. The presence, in person or by remote communication, or represented by proxy, of a majority of the voting power of all issued and outstanding shares of our Common Stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

•        by completing and mailing your proxy card (if you received printed proxy materials);

•        by telephone: 1-800-690-6903, 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time on July 7, 2021 (use any touch-tone telephone to transmit your voting instructions and have your proxy card with you when you call and follow the instructions);

•        by Internet prior to the meeting, at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time on July 7, 2021 (have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form); or

•        by Internet during the meeting, at www.virtualshareholdermeeting.com/CTOS2021.

Even if you plan to join the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

As discussed above, if you are a street name stockholder and do not have a 16-digit control number on the Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, please contact your broker, bank or other nominee well in advance of the Annual Meeting for instructions on how to obtain a 16-digit control number and access the virtual meeting as a “stockholder.” Instructions should also be provided on the voting instruction form provided by your broker, bank or other nominee. Without first obtaining your 16-digit control number and logging in as a “stockholder,” you will still be able to attend the meeting by logging in as a guest; however, you will not be able to vote your shares or ask questions during the meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you owned as of May 24, 2021.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote online, by telephone, by completing and mailing a proxy card or in person at the Annual Meeting, your shares will not be voted.

Street Name Stockholder: Shares Registered in the Name of Broker, Bank or Other Nominee

Brokerage firms and other intermediaries holding shares of our Common Stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable: “For” the election of the three nominees for director; “For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; “For” the approval of the amendment and restatement of our 2019 Omnibus Incentive Plan to increase the number of shares available thereunder; “For” the approval, on an advisory basis, of the compensation of our Named Executive Officers; and for “Every Three Years” as the preferred frequency of future advisory votes on the compensation of our Named Executive Officers. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using the individual’s best judgment. If you are a street name stockholder and you do not vote or give voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.

Can I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•        entering a new vote by Internet until 11:59 p.m., Eastern Time on July 7, 2021;

•        entering a new vote by telephone;

•        completing and returning a later-dated proxy card;

•        notifying Adam Haubenreich, Vice President – General Counsel, Secretary of Custom Truck One Source, Inc., in writing, at Custom Truck One Source, Inc., 7701 Independence Avenue, Kansas City, Missouri 64125; or

•        attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, you may change your vote or revoke your proxy any time before the Annual Meeting by following the same procedure above. However, if you do not have a 16-digit control number on the Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, please contact your broker, bank or other nominee to obtain the 16-digit control number.

What do I need to do to attend the Annual Meeting?

On the day of the meeting, online check-in will begin at 8:45 a.m., Eastern Time. To join the Annual Meeting online, visit www.virtualshareholdermeeting.com/CTOS2021 and log in as a “stockholder” with your 16-digit control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join as a “guest,” but you will not be able to vote or ask questions.

Please allow ample time for online check-in. The online check-in procedures may be delayed.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Our Board has designated Ryan McMonagle, Bradley Meader and Adam Haubenreich as proxy holders. The shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder when properly dated, executed and returned. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

How are proxies solicited for the Annual Meeting?

Our Board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our Common Stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of our proxy materials, to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy of the proxy materials for the Annual Meeting or for future meetings, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such stockholder may contact us at:

Custom Truck One Source, Inc.
Attention: Investor Relations
7701 Independence Avenue
Kansas City, Missouri 64125
(844) 403-6138

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2022 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than January 27, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Custom Truck One Source, Inc.
Attention: Vice President — General Counsel, Secretary
7701 Independence Avenue
Kansas City, Missouri 64125

Our bylaws also establish a notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in a notice of meeting given by or at the direction of our Board, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by our Board or the chairperson of the meeting or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for the 2022 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•        not earlier than March 10, 2022; and

•        not later than April 9, 2022.

If we hold the 2022 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by our Secretary not later than the 90th day prior to such annual meeting, or if later, the 10th day following the day on which public disclosure of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our bylaws is available via the SEC’s website at http://www.sec.gov. You may also contact our Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business and affairs are managed by and under the direction of our Board. Our Bylaws provide that, subject to the Amended and Restated Stockholders’ Agreement (as defined below) and our Certificate of Incorporation, the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

On April 1, 2021, a subsidiary of Nesco acquired Custom Truck LP, and the Company changed its name to Custom Truck One Source, Inc. In connection with the Acquisition, an affiliate of Platinum Equity, LLC (“Platinum”) made an investment and became the majority stockholder of the Company, while existing Custom Truck LP equity holders, including certain funds managed by the Blackstone Group (“Blackstone”) and certain members of the Custom Truck LP management team, became minority stockholders of the Company. Affiliates of Capitol Acquisition Management IV, LLC and Capitol Acquisition Founder IV, LLC (together, “Capitol”) retained their ownership positions in the Company.

In connection with the Acquisition, Nesco, Platinum, Blackstone, certain affiliates of Energy Capital Partners (“ECP”), Capitol and certain members of Nesco’s management entered into an Amended and Restated Stockholders’ Agreement, effective upon consummation of the Acquisition (the “Amended and Restated Stockholders’ Agreement”). The Amended and Restated Stockholders’ Agreement provides that so long as Platinum beneficially owns more than 50% of our Common Stock, Platinum has the right to designate up to seven nominees for the election to the Board, three of which are required to be independent directors. Each Platinum designee director who is not an independent director will have two votes on the Board.

The Amended and Restated Stockholders’ Agreement further provides that (i) each of Blackstone and ECP will have the right to designate one nominee for the election to the Board so long as each beneficially owns at least 4.5% of our Common Stock, (ii) Capitol will have the right to designate one nominee for the election to our Board so long as it beneficially owns at least 50% of the Common Stock it held as of the closing of the Acquisition and (iii) the chief executive officer of the Company shall hold a seat on the Board.

Our Board currently consists of 11 directors. Messrs. Bader, Samson, Heinberg, Kelln, Glatt, Wolf and Ms. Nelson are Platinum nominees, Mr. Munfa is a Blackstone nominee, Mr. D’Argenio is an ECP nominee, and Mr. Ein is a Capitol nominee.

Our Board is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Messrs. Bader, D’Argenio, Ein, Munfa and Heinberg and Ms. Nelson, representing six of our 11 directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. Pursuant to the Amended and Restated Stockholders’ Agreement, each of Messrs. Samson, Kelln, Glatt and Wolf has two votes on the Board.

The following table sets forth the names, ages as of June 9, 2021, and certain other information for each of the members of our Board:

	Class	Age	Position	Director Since(1)	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the Annual Meeting/Nominees
Marshall Heinberg(2)	B	64	Director and Chairperson	2021	2021	2024
Louis Samson	B	48	Director	2021	2021	2024
David Wolf(3)	B	45	Director	2021	2021	2024
Continuing Directors
Bryan Kelln	C	55	Director	2021	2022	—
John-Paul (JP) Munfa(3)	C	39	Director	2021	2022	—
Georgia Nelson(2)(3)	C	71	Director	2021	2022	—
Fred Ross	C	63	Director and Chief Executive Officer	2021	2022	—
Paul Bader(2)	A	62	Director	2021	2023	—
Rahman D’Argenio(3)	A	42	Director	2019	2023	—
Mark Ein	A	56	Director	2019	2023	—
David Glatt	A	44	Director	2021	2023	—

____________

(1)      All directors were appointed or re-appointed on April 1, 2021 following the Acquisition. Messrs. D’Argenio and Ein were members of the board of directors of Nesco prior to the Acquisition.

(2)      Member of the Audit Committee.

(3)      Member of the Compensation Committee.

Nominees for Class B Directors

Marshall Heinberg.    Mr. Heinberg is the founder of, and since 2012 has served as the Managing Director of, MAH Associates, LLC, which provides strategic advisory and consulting services to various companies and currently serves as Chairman of the board of directors of PAE Inc. Mr. Heinberg served as Senior Advisor to Buford Capital, a litigation finance company until July 2020. Further, he has served as Chairman of the board of directors of Ecology and Environment, Inc. (“EEI”), a subsidiary of WSP Global, Inc. (“WSP”) since April 2017, and served as Executive Chairman from September 2018 until WSP completed its acquisition of EEI on December 31, 2019. Mr. Heinberg began his investment banking career in 1987 in the Corporate Finance Division of Oppenheimer & Co, Inc., which was acquired by Canadian Imperial Bank of Commerce (“CIBC”) in 1997. He served as Head of the Investment Banking Department and as a Senior Managing Director of Oppenheimer from 2008 until 2012, and as the Head of US Investment Banking at CIBC World Markets from 2001 until 2008. Mr. Heinberg currently serves on the board of directors of ChannelAdvisor Corporation and Galmed Pharmaceuticals Ltd. He also serves on the board of directors of Union Carbide Corporation, a subsidiary of The Dow Chemical Company. Mr. Heinberg received a BS in Economics from the Wharton School of Business at the University of Pennsylvania and a JD from Fordham Law School.

Mr. Heinberg was selected to serve on our Board due to his experience in finance and management.

Louis Samson.    Mr. Samson is a Partner at Platinum Equity, where he leads its New York, Greenwich and London-based investment teams, manages the operations of those offices and is a member of Platinum Equity’s Investment Committee. Mr. Samson joined Platinum Equity in 2007. He oversees M&A transactions executed by his teams and, together with Platinum Equity’s Operations Team, also provides oversight to portfolio companies following their acquisition. Prior to joining Platinum Equity, Mr. Samson was a Managing Director in the Mergers & Acquisitions Group at CIBC World Markets, the investment banking subsidiary of the Canadian Imperial Bank of Commerce. Prior to his role at CIBC World Markets, Mr. Samson was a Mergers & Acquisitions attorney at Stikeman Elliot LLP, a Canadian law firm. Mr. Samson is a graduate of Ottawa University Law School and Le Petit Seminaire de Quebec College. Mr. Samson is currently a director of PAE Inc.

Mr. Samson was selected to serve on our Board due to his experience in finance and management.

David Wolf.    Mr. Wolf joined Platinum Equity in 2009 and is a Managing Director and the M&A Finance Lead of the firm’s East Coast deal team. Mr. Wolf is responsible for due diligence, underwriting and execution of acquisition and divestiture transactions out of Platinum Equity’s flagship buyout funds in collaboration with other East Coast deal team leadership. Upon acquisition, Mr. Wolf works closely with acquired companies’ management teams to optimize financial operations. Mr. Wolf held past and holds current roles on the Operating Committees of all investments made out of Platinum Equity’s East Coast deal team since its inception. Prior to joining Platinum Equity, Mr. Wolf held senior roles at Ernst & Young for approximately 10 years in their Transaction Advisory Services practice in Chicago, Miami and New York. At Ernst & Young, Mr. Wolf worked with various leading private equity and corporate clients, advising them on buy and sell side transactions and strategic projects. He is a Certified Public Accountant in the state of Illinois (license currently inactive) and received his bachelor’s degree in Accountancy from the University of Illinois at Urbana-Champaign.

Mr. Wolf was selected to serve on our Board due to his experience in finance and management.

Class C Directors, Continuing in Office Until the 2022 Annual Meeting

Bryan Kelln.    Mr. Kelln is a Partner at Platinum Equity and the President of Portfolio Operations, a group responsible for overseeing business strategy and operations at Platinum Equity’s portfolio companies. Mr. Kelln joined Platinum Equity in 2008. He works closely with the firm’s Operations Team and portfolio company executive management to drive strategic initiatives and to deploy operational resources. Prior to joining Platinum Equity, Mr. Kelln held senior operations roles at a number of companies, including Nortek, Inc., Jacuzzi, Inc., RockShox, Inc. and General Cable Corporation. During a portion of this time, Mr. Kelln was an Operating Executive with The Jordan Company, a private investment firm, where he was involved in acquisitions, divestitures and operations for the firm and served as a board member of various portfolio companies. Mr. Kelln also previously served as a Partner in the Supply Chain Management Practice of Mercer Management Consulting. Mr. Kelln received his bachelor’s degree, summa cum laude, from Washington State University and a Masters of Business Administration from the Ohio State University, Fisher College of Business. Mr. Kelln previously was a director of Verra Mobility Corporation.

John-Paul (JP) Munfa.    Mr. Munfa is a Senior Managing Director in the Private Equity Group at Blackstone based in New York. Mr. Munfa worked at Blackstone from 2004 to 2009, and following the completion of an MBA, rejoined Blackstone in 2011. Mr. Munfa has been involved in the execution of Blackstone’s investments in Custom Truck LP, Cheniere Energy Partners, Global Offshore Wind, EagleClaw Midstream, Caprock Midstream, PBF Energy, GridLiance, Lonestar Generation, Apria Healthcare, TRW Automotive, Seaworld Parks & Entertainment, and other businesses. JP received an AB in Economics from Harvard College and an MBA from the Stanford Graduate School of Business, where he graduated as an Arjay Miller Scholar.

Georgia Nelson.    Prior to her retirement in June 2019, Ms. Nelson was President and CEO of PTI Resources, LLC, an independent consulting firm, since 2005. Prior to this role, Ms. Nelson retired in 2005 from Edison International, where she had been President of Midwest Generation EME, LLC since 1999 and General Manager of Edison Mission Energy Americas since 2002. Her business responsibilities have included management of regulated and unregulated power operations and a large energy trading subsidiary, as well as the construction and operation of power generation projects worldwide. She has had extensive experience in business negotiations, environmental policy matters and human resources. She has served as a director of Cummins Inc. since 2004, Ball Corporation since 2006 and Sims Metal Management Limited since 2014. In December 2017, she retired as a director of CH2M Hill Companies Ltd., a privately held company, where she had served as a director since 2010, and in 2021, she retired as a director of TransAlta Corporation, a public company, where she had served as a director since 2014. She serves on the steering committee of the Center for Executive Women at Northwestern University. In November 2012, Ms. Nelson was named to the 2012 National Association of Corporate Directors (NACD) Directorship 100 in recognition of exemplary leadership in the boardroom and promoting the highest standards of corporate governance. Ms. Nelson is an NACD Board Fellow. Ms. Nelson received a bachelor’s degree from Pepperdine University and an MBA from the University of Southern California.

Fred Ross.    Mr. Ross founded Custom Truck & Equipment, LLC (“CTE”), the predecessor to Custom Truck LP, in 1996 and was actively involved in all aspects of the specialty equipment business, including the entry into new markets and product categories, growing CTE to become one of the leading specialty equipment sales and rental companies. Mr. Ross was the Chief Executive Officer of CTE until affiliates of Blackstone purchased a majority interest in CTE in February 2015, along with several other entities, forming Custom Truck LP. Mr. Ross has served as the Chief Executive Officer of Custom Truck LP and a member of its board of directors since its acquisition by Blackstone.

Class A Directors, Continuing in Office Until the 2023 Annual Meeting

Paul Bader.    Mr. Bader has served as an adjunct professor at the Leventhal School of Accounting at the University of Southern California since January 2018. He was a partner in the New York office of Ernst & Young LLP until his retirement in 2016. Mr. Bader held several roles at Ernst & Young over the course of his career, including Partner in Charge of the NY International Tax Practice, Managing Partner of the NY Tax Practice, Managing Partner of Metro NY area, Vice Chair of the Americas M&A practice, Americas Private Equity practice and the Americas Director of Strategy. Mr. Bader spent the last seven years of his career at Ernst & Young consulting with digital media companies on their global operations. Mr. Bader currently serves on the board of directors and as a member of the nominating and governance committee, the compensation committee and the audit committee chair of both PAE Inc. and Interior Logic Group. He has also served on the boards of Carnegie Hall, the Citizens Budget Commission and the American Red Cross. Mr. Bader received his BS in accounting and his MA in taxation from the University of Southern California. Mr. Bader is qualified to serve as a director due to his accounting expertise and significant experience advising public companies on accounting and financial reporting matters.

Rahman D’Argenio.    Mr. D’Argenio joined Energy Capital Partners in 2010 and is currently a partner and a member of ECP’s Investment Committee where he is involved in all areas of the firm’s investment activities, with particular emphasis on fossil and renewable power generation and energy related services. Prior to joining ECP, Mr. D’Argenio spent seven years at First Reserve Corporation, an international energy-focused private equity firm based in Greenwich, Connecticut where his responsibilities included a leadership role in power, financial services and coal-related investments. Prior to that, Mr. D’Argenio worked in the Energy & Utilities Investment Banking Group at Deutsche Bank Securities for approximately three years. Prior to that, Mr. D’Argenio began his career in the structured finance group at Sempra Energy Trading. Mr. D’Argenio currently serves on the boards of Sunnova Energy International Inc., Reflectance Energy, Triton Power Partners LP and PLH Group, Inc. Previously, Mr. D’Argenio served on the boards of Brayton Point Power, LLC, EquiPower Resources Corp., Odessa Power Holdings, LLC and Red Oak Power Holdings, LLC. Mr. D’Argenio received a BA in Mathematics and Economics from the University of Pennsylvania.

Mark D. Ein.    Mark Ein served as Chairman, Chief Executive Officer and a member of the board of directors of Capitol Investment Corp. IV (“Capitol IV”) from inception until the completion of its business combination with Nesco and since such time served as Nesco’s Vice Chairman until the Acquisition. Mr. Ein is an investor, entrepreneur and philanthropist, who has created, acquired, invested in and built a series of growth companies across a diverse set of industries over the course of his 25-year career. During this time, Mr. Ein has been involved in the founding or early stages of six companies that have been worth over $1.0 billion and has led over $3.0 billion of private equity, venture capital and public company investments. From July 2015 until June 2017, Mr. Ein was the Chairman of the Board and Chief Executive Officer of Capitol Acquisition Corp. III (“Capitol III”), a blank check company formed for substantially similar purposes as Capitol IV. In June 2017, Capitol III completed its business combination with Cision (NYSE:CISN), a leading media communication technology and analytics company. Mr. Ein has served as Vice-Chairman of the Board of Cision Ltd. since the closing of its business combination. From August 2010 to July 2015, Mr. Ein was the Chairman of the Board, Chief Executive Officer, Treasurer and Secretary of Capitol Acquisition Corp. II (“Capitol II”), a blank check company formed for substantially similar purposes as Capitol IV. In July 2015, Capitol II completed its business combination with Lindblad Expeditions, Inc. (NASDAQ:LIND), a global leader in expedition cruising and extraordinary travel experiences. Mr. Ein has served as Chairman of the Board of Capitol II (and now post-merger Lindblad Expeditions Holdings, Inc.) since the closing of the business combination. From June 2007 to October 2009, Mr. Ein was the Chief Executive Officer and Director of Capitol Acquisition Corp. (“Capitol I”), a blank check company formed for substantially similar purposes as Capitol IV. Capitol I completed its business combination with Two Harbors Investment Corp. (NYSE: TWO), a Maryland real estate investment trust, in October 2009. From October 2009 to May 2015, Mr. Ein served as the Non-Executive Vice Chairman of Two Harbors’ board of directors. Mr. Ein is the Founder of Venturehouse Group, LLC, a holding company that creates, invests in and builds companies, and has served as its Chairman and Chief Executive Officer since 1999. Venturehouse’s portfolio includes or has included the seed investment in Matrics Technologies in August 2000 (sold to Symbol Technologies in September 2004), the lead investment in the buyout of Cibernet Corporation from the CTIA in March 2003 (sold to MACH S.à.r.l. in April 2007), the acquisition of Visual Systems Group, Inc. from Net 2000 Communications, and an early investment in XM Satellite Radio. He has also been the President of Leland Investments Inc., a private investment firm, since 2005. Mr. Ein is Co-Chairman of Kastle Holding Company LLC, which through its subsidiaries conducts the business of Kastle Systems, LLC, a provider of building and office security systems that was acquired in January 2007. In 2008, Mr. Ein founded and is the owner of the Washington Kastles, the World Team Tennis franchise in Washington, D.C., that has won the league championship six times in its 11 years in the league. In September 2018, Mr. Ein founded Washington E-Sports Ventures, LLC and purchased an Overwatch League team, bringing the premier global esports league to Washington, D.C. Also in 2018, Mr. Ein formed MDE City Paper Holdings, LLC to acquire the Washington City Paper, the renowned weekly paper serving the Washington, D.C. metropolitan area since 1981. Mr. Ein has been a member of the World Economic Forum since 2016 and has served on the board of directors of Soho House Holdings Limited since September 2018. Mr. Ein is also the Chairman of the Board of the District of Columbia Public Education Fund and a Presidential Appointee to the board of the United States Tennis Association where he previously served for two terms as a member at large and then a term as Vice President of the Board and a member of the boards of The District of Columbia College Access Program (DC-CAP) and the Smithsonian National Museum of Natural History. He was appointed by Mayor Vincent Gray to be a member of the D.C. Tax Revision Commission and also serves on the Executive Committee of the Federal City Council. In November 2018, Mr. Ein was inducted into the Washington Business Hall of Fame. In September 2009, Washington D.C. Mayor Adrian Fenty presented Mr. Ein with the Key to the City, highlighting not only his Washington Kastles success on the court, “but also his commitment to the District’s communities and our youth.” Previously in his career, Mr. Ein worked for The Carlyle Group, Brentwood Associates and Goldman, Sachs & Co. Mr. Ein received a BS in Economics with a concentration in Finance from the University of Pennsylvania’s Wharton School of Finance and an MBA from the Harvard Business School.

David Glatt.    Mr. Glatt joined Platinum Equity in 2008 and is currently a Managing Director. Mr. Glatt leads a team that is responsible for the structuring and execution of transactions, as well as post-acquisition monitoring and oversight of operational performance at certain portfolio companies. Mr. Glatt currently oversees Platinum’s investments in United Site Services, Jostens, Hunterstown Power Generation and Electro Rent and previously had responsibility for overseeing Maxim Crane, The San Diego Union-Tribune, American Commercial Lines, PBH Marine Group, Nesco and BlueLine Rental. Prior to joining Platinum in 2008, Mr. Glatt worked in the M&A Group at CIBC World Markets in New York. Mr. Glatt received a bachelor’s degree from the University of Pennsylvania and an MBA from Columbia University.

Controlled Company Status and Director Independence

Our Common Stock is listed on the NYSE. The New York Stock Exchange Listed Company Manual (“NYSE Rules”) generally requires a majority of independent directors serve on the Board. In addition, the NYSE Rules generally require all of the members of a company’s audit committee, compensation committee, and nominating and governance committee to be independent directors. We qualify as a “controlled company” as defined by Section 303A.00 of the NYSE Rules, because Platinum owns approximately 60% of shares of our Common Stock. Section 303A.00 provides that a controlled company does not need to comply with the requirements of Sections 303A.01, 303A.04 and 303A.05 of the NYSE Rules.

Section 303A.01 of the NYSE Rules requires that listed companies have a majority of independent directors. The NYSE listing standards generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. While we are exempt from Section 303A.01 requirement, our Board consists of a majority of independent directors, including Messrs. Bader, D’Argenio, Ein, Munfa and Heinberg and Ms. Nelson.

Sections 303A.04 and 303A.05 require that listed companies have a nominating and corporate governance committee and a compensation committee, in each case composed entirely of independent directors, and that each of these committees must have a charter that addresses both the committee’s purpose and responsibilities and the need for an annual performance evaluation by the committee. As a controlled company, we are not required to follow the requirements. Three out of four of our Compensation Committee members, Messrs. Munfa and D’Argenio and Ms. Nelson, are independent. We do not have a nominating and corporate governance committee.

Board Leadership Structure and Role in Risk Oversight

According to our bylaws, subject to the Amended and Restated Stockholders’ Agreement, the Board may elect a chairperson of the Board, who shall have the powers and perform such duties as provided in the bylaws and as the Board may from time to time prescribe. Our Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairperson roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles, and our governing documents do not mandate a particular structure. Our Board has the flexibility to establish the most appropriate structure for the Company at any given time and currently separates the Chief Executive Officer and Chairperson roles.

The Board has appointed Mr. Heinberg as the Chairperson of the Board, to coordinate the activities of the Company’s independent directors, and to perform such other duties as the Board may determine, including (i) presiding at executive sessions of the Board’s non-management directors or independent directors, (ii) calling such meetings of non-management directors or independent directors, (iii) functioning as a liaison between the non-management directors, the Operating Council (as defined below) and the Chief Executive Officer of the Company, and (iv) providing input on the flow of information to the Board, including working with management and the Operating Council to set Board meeting agendas and schedules.

Our Board oversees the risk management activities designed and implemented by management of the Company. Our Board executes its oversight responsibility both directly and through its committees. Our Board also considers specific risk topics, including risks associated with our strategic initiatives, business plans and capital structure. Our management, including our executive officers, is primarily responsible for managing these risks and provides appropriate updates to the Board. Our Board has delegated to its Audit Committee oversight of its risk management process, and our other committees also consider risk as they perform their respective committee responsibilities. All committees report to the Board as appropriate, including when a matter rises to the level of material or enterprise risk.

Upon consummation of the Acquisition, the Board established an operating council (the “Operating Council”). The Operating Council is responsible for (i) the day-to-day oversight of our business (but cannot make decisions that would require Board approval), (ii) making recommendations to the Board for Board action and (iii) recommending the agenda for every meeting of the Board. Neither the Company nor the Board may dissolve the Operating Council without Platinum’s prior written consent while Platinum, together with its affiliates, beneficially owns a number of shares of our Common Stock that is (a) equal to or greater than 30% of the total number of shares of Common Stock issued and outstanding and (b) greater than the number of shares of Common Stock owned by any other person or group of affiliated persons (“Platinum Ownership Threshold”).

While Platinum meets the Platinum Ownership Threshold, it shall have the right to nominate all of the members of the Operating Council, which members may be directors, officers or employees of the Company or any other Persons selected by Platinum; provided, however, that such members shall include the Chairperson of the Board and the Company’s Chief Executive Officer and the Chief Financial Officer. While any of Blackstone, Capitol and ECP has the right to designate one director to the Board pursuant to the Amended and Restated Stockholders’ Agreement and has so designated a director, it may designate an observer to the Operating Council, and the Operating Council shall furnish to such observer at the same time provided to the Operating Council (i) notices of all meetings of the Operating Council and (ii) copies of the materials with respect to all meetings of the Operating Council.

Meetings and Committees of the Board of Directors

During the fiscal year ended December 31, 2020, our Board held four meetings. We expect our directors to attend all Board meetings and any meetings of committees of which they are members and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Nine of our current directors were appointed in 2021 and did not attend any of our Board and committee meetings in 2020. The other two directors, Messrs. D’Argenio and Ein, each attended more than 75% of the meetings of the Board and meetings of committees of which he was a member in fiscal year 2020. Although we do not have any formal policy regarding director attendance at stockholder meetings, we attempt to schedule meetings so that all directors can attend.

We have a separately standing Audit Committee of the Board (the “Audit Committee”) and Compensation Committee of the Board (the “Compensation Committee”). The Audit Committee is composed of three independent directors and our Compensation Committee is composed of four directors, three of whom are independent.

Audit Committee

Messrs. Bader and Heinberg and Ms. Nelson currently serve as members of our Audit Committee. Each member of the Audit Committee is financially literate and our Board has determined that each of Messrs. Bader and Heinberg qualifies as an “audit committee financial expert” as defined in applicable SEC rules. Mr. Bader is the chair of the Audit Committee.

The Audit Committee will at all times be composed exclusively of “independent directors,” as defined for audit committee members under the NYSE listing standards and the rules and regulations of the SEC, who are “financially literate.” “Financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

The Audit Committee’s duties include, but are not limited to:

•        the appointment, compensation, retention and oversight of the work of the independent auditor, including resolving disagreements between Company management and the independent auditor regarding financial reporting;

•        pre-approving any audit and non-audit service provided to the Company by the independent auditor;

•        monitoring the independence of the independent auditor, and reviewing the report from the independent auditor on the auditor’s internal quality-control procedures and all relationships and services between the independent auditor and the Company in order to assess the independent auditors’ independence;

•        discussing with the independent auditor any audit problems or difficulties and management’s response;

•        reviewing and discussing the annual audited and quarterly financial statements with management and the independent auditor;

•        preparing the Audit Committee Report with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements;

•        reviewing the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•        monitoring the Company’s policies with respect to risk assessment and risk management;

•        establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; and

•        reviewing and approving or ratifying Related Person Transactions.

During the fiscal year ended December 31, 2020, our Audit Committee held six meetings. Our Audit Committee Charter is available on our website at https://investors.customtruck.com/governance.

Compensation Committee

Our Compensation Committee currently consists of Messrs. D’Argenio, Munfa and Wolf and Ms. Nelson. Each of Messrs. D’Argenio and Munfa and Ms. Nelson is an independent director under the NYSE’s listing standards, and Ms. Nelson is the chair of the Compensation Committee.

The Compensation Committee’s duties include, but are not limited to:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

•        reviewing and setting or making recommendations to the Board regarding the compensation of our other Section 16 executive officers;

•        reviewing and making recommendations to the Board regarding director compensation;

•        reviewing our incentive- and equity-based compensation plans and arrangements;

•        implementing and administering our incentive- and equity-based remuneration plans;

•        reviewing and approving for the Chief Executive Officer and other executive officers of the Company any employment agreements, severance agreements and change in control agreements or provisions; and

•        assisting management in complying with our proxy statement and Annual Report on Form 10-K disclosure requirements, including preparing a Compensation Committee Report as needed.

The Compensation Committee may also, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC. Our compensation Committee Charter is available on our website at https://investors.customtruck.com/governance.

During the fiscal year ended December 31, 2020, our Compensation Committee held three meetings. Our Compensation Committee Charter is available on our website at https://investors.customtruck.com/governance.

Nominating Committee

As discussed above, we are a controlled company and following the Acquisition, we disbanded our nominating committee, as our Board is of the view that the full Board can oversee our director nomination process. Subject to the terms of the Amended and Restated Stockholders’ Agreement and the nomination rights of certain of our shareholders provided therein, the Board is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. The Board currently does not have a policy with regard to the consideration of any director candidates recommended by stockholders, other than pursuant to the Amended and Restated Stockholders’ Agreement, but may implement such a policy in the future. The Board believes it is appropriate not to have such a policy in place at this time, in light of the nomination rights provided to Platinum, Blackstone, ECP and Capitol in the Amended and Restated Stockholders’ Agreement.

The Board, in nominating director candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make sound and objective business judgments. The Board monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. The Board may also consider the following criteria as well as any other factor that they deem to be relevant, including (a) whether the candidate is independent under NYSE Rules; (b) potential conflicts of interest with the candidate’s other personal and professional pursuits; (c) the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company; (d) the candidate’s experience as a member of the board of directors of another publicly held company; (e) the candidate’s professional and academic experience relevant to the Company’s industry and knowledge of issues impacting the Company; (f) the strength of the candidate’s leadership skills; (g) the candidate’s experience in finance and accounting and/or executive compensation practices; (h) whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and (i) diversity criteria such as race, ethnicity, gender, cultural background, or national origin.

During the fiscal year ended December 31, 2020, our nominating committee held one meeting.

Stockholder Nominations to the Board of Directors

Stockholders who would like to nominate a candidate for director (in lieu of making a recommendation to the independent members of our Board) must comply with the requirements described in this proxy statement and our bylaws.

Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws. To be timely for the 2022 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•        not earlier than March 10, 2022; and

•        not later than April 9, 2022.

If we hold the 2022 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by our Secretary not later than the 90th day prior to such annual meeting, or if later, the 10th day following the day on which public announcement of the date of such annual meeting is first made.

Stockholder and Other Interested Party Communications

Our Board provides to every stockholder and any other interested parties the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for stockholder communication. For a stockholder communication directed to the Board as a whole, stockholders and other interested parties may send such communication to our Secretary via US Mail or Expedited Delivery Service to: Custom Truck One Source, Inc., 7701 Independence Ave., Kansas City, Missouri 64125, Attn: Board of Directors c/o Vice President — General Counsel, Secretary.

For a stockholder or other interested party communication directed to an individual director in his or her capacity as a member of the Board, stockholders and other interested parties may send such communication to the attention of the individual director via US Mail or Expedited Delivery Service to: Custom Truck One Source, Inc., 7701 Independence Ave., Kansas City, Missouri 64125, Attn: [Name of Individual Director].

Our Secretary, in consultation with appropriate members of our Board, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our Board, or if none is specified, to the Chairperson of our Board.

Code of Ethics

We have a Code of Ethics and Conduct that applies to all executive officers, directors and employees. The Code of Ethics and Conduct codifies the business and ethical principles that govern all aspects of our business. We will provide, without charge, upon request, copies of our Code of Ethics and Conduct. Requests for copies of our Code of Ethics and Conduct should be sent in writing to Custom Truck One Source, Inc., 7701 Independence Ave., Kansas City, Missouri 64125.

Insider Trading Policy

Our Insider Trading Policy prohibits our directors, officers and employees from trading in our securities during certain quarterly and event-specific blackout periods. The policy prohibits our directors, officers and employees from trading in publicly traded options or warrants with respect to our securities or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. The policy also prohibits short sales of our securities, holding our securities in a margin account or pledging our securities as collateral for a loan.

Non-Employee Director Compensation

Our Board approved director compensation terms, or the Director Program, effective July 1, 2019. Under the Director Program, our non-employee directors received the following cash compensation, payable quarterly in arrears, during the year ended December 31, 2020 and until the Acquisition on April 1, 2021:

Annual Retainer for Board Membership
Annual service on the board of directors	$50,000
Additional Annual Retainer for Committee Membership
Annual service as member of the Audit Committee	$10,000
Annual service as member of the Compensation Committee	$10,000
Annual service as member of the Nominating Committee(1)	$10,000

____________

(1)      Nominating Committee was disbanded by the Board on April 1, 2021, upon consummation of the Acquisition.

In connection with the Acquisition, our Board approved new director compensation terms, or the New Director Program, effective April 1, 2021. Under the New Director Program, our non-employee directors will be eligible to receive an annual cash fee of $100,000, payable quarterly in arrears. In addition, the Chairperson of our Board will be eligible to receive an additional amount of annual cash compensation of $100,000, payable quarterly in arrears. Directors will receive annual grants of restricted stock units with the number of shares determined by dividing $125,000 (or $225,000 for the Chairperson of our Board) by the average closing price of one share of Common Stock on the New York Stock Exchange for the period of five trading days ending on the date prior to the date of grant (rounded to the nearest whole share). Messrs. Ross, Glatt, Kelln, Samson and Wolf do not receive any compensation for their service as directors.

We also reimburse all reasonable out-of-pocket expenses (including air travel and accommodations) incurred by directors for their attendance at meetings of our Board or any committee thereof.

2020 Director Compensation

The table below details the cash and equity compensation paid to our directors during the year ended December 31, 2020:

Name	Fees earned or paid in cash	Stock Awards(1)	Option Awards(1)	Total
William Plummer(3)	$60,000	$45,600	$26,000	$131,600
Rahman D’Argenio(3)(4)	$50,000	$45,600	$26,000	$121,600
L. Dyson Dryden(3)	$60,000	$45,600	$26,000	$131,600
Mark D. Ein(3)	$60,000	$45,600	$26,000	$131,600
Gerard Holthaus(2)(3)	$50,000	$45,600	$166,000	$261,600
Doug Kimmelman(3)(4)	$50,000	$45,600	$26,000	$121,600
Jeffrey Stoops(3)	$60,000	$45,600	$26,000	$131,600
Jennifer Gray(3)(4)	$50,000	$45,600	$26,000	$121,600
Matthew Himler(3)(4)	$50,000	$45,600	$26,000	$121,600

____________

(1)      Amounts reflect the grant date fair value of restricted stock units and stock options granted computed in accordance with ASC Topic 718. Information regarding the assumptions used to calculate the value of all stock option awards is provided in Note 13 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The restricted stock awards vest in three equal annual installments beginning June 11, 2021 and on the two anniversaries thereafter, subject to continued service through each applicable vesting date and will accelerate on the closing of a change in control (and did accelerate on the closing of the Acquisition) subject to continued service through such date.

(2)      On February 27, 2020, Mr. Holthaus was granted an award of 100,000 stock options with an exercise price of $3.02. The options vest in three equal annual installments, beginning February 27, 2021 and on the two anniversaries thereafter, subject to continued service through each applicable vesting date and will accelerate on the closing of a change in control (and did accelerate on the closing of the Acquisition) subject to continued service through such date.

(3)      On June 11, 2020, each director was granted an award of 20,000 stock options with an exercise price of $4.00. The options vest in three equal annual installments, beginning June 11, 2021 and on the two anniversaries thereafter, subject to continued service through each applicable vesting date and will accelerate on the closing of a change in control (and did accelerate on the closing of the Acquisition) subject to continued service through such date.

(4)      Directors affiliated with ECP have assigned their compensation for their service on the Board to be paid to an affiliate of ECP.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) held as of December 31, 2020 by each non-employee director who served on our Board in 2020.

Name	Options Outstanding at Fiscal Year End
William Plummer	120,000
Rahman D’Argenio	20,000
L. Dyson Dryden	20,000
Mark D. Ein	20,000
Gerard Holthaus	120,000
Doug Kimmelman	20,000
Jeffrey Stoops	120,000
Jennifer Gray	20,000
Matthew Himler	20,000

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board is currently composed of 11 members. In accordance with our certificate of incorporation, our Board is divided into three staggered classes of directors. At the Annual Meeting, three Class B directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board may have the effect of delaying or preventing changes in the control of the Company.

Nominees

Our Board has approved Messrs. Heinberg, Samson and Wolf as nominees for election as Class B directors at the Annual Meeting. If elected, each of Messrs. Heinberg, Samson and Wolf will serve as Class B directors until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of the Company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of each of Messrs. Heinberg, Samson and Wolf. We expect that Messrs. Heinberg, Samson and Wolf will each accept such nomination; however, if a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board to fill such vacancy. If you are a street name stockholder and you do not vote or give voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of directors requires a plurality of the votes cast. Votes withheld or broker non-votes will have no effect on this proposal.

THE BOARD RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Ernst & Young LLP (“E&Y”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2021. During our fiscal year ended December 31, 2020, Deloitte & Touche, LLP (“Deloitte”) served as our independent registered public accounting firm.

Notwithstanding the appointment of E&Y, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of the Company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of E&Y as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Our Audit Committee is submitting the appointment of E&Y to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of E&Y will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of E&Y, our Board may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to the Company by Deloitte for our fiscal years ended December 31, 2020 and 2019.

(in thousands)	2020	2019
Audit Fees(1)	$672	$642
Audit-Related Fees(2)	309	—
Tax Fees(3)	—	195
All Other Fees	—	—
Total Fees	$981	$837

____________

(1)      Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Deloitte in connection with regulatory filings. The above amount includes interim procedures and audit fees, as well as attendance at audit committee meetings.

(2)      Audit-Related Fees consist of fees related to registration statements and procedures performed in connection with merger and acquisition activities.

(3)      Tax Fees consist of fees for tax compliance, tax planning and tax advice for the year ended December 31, 2019.

Auditor Independence

In our fiscal years ended December 31, 2020 and 2019, there were no other professional services provided by Deloitte, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Deloitte.

Audit Committee Pre-Approval Policies and Procedures

Based on the Audit Committee Charter, the Audit Committee or the chair of the Audit Committee, must pre-approve any audit and non-audit service provided to the Company by the independent auditor, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if such service falls within available exceptions under SEC rules. Our Audit Committee has pre-approved all services performed and to be performed by the Company’s independent registered accounting firms.

Vote Required

The ratification of the appointment of E&Y as our independent registered public accounting firm for our fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes, if any, will have no effect on the vote for this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3
APPROVAL OF AMENDMENT AND RESTATEMENT OF THE
2019 OMNIBUS INCENTIVE PLAN

In this proposal, we are requesting stockholders approve and adopt an amendment and restatement of the Custom Truck One Source, Inc. Amended and Restated 2019 Omnibus Incentive Plan, (the “2019 Omnibus Incentive Plan”), to increase the total number of shares of Common Stock issuable under the plan by 8,500,000 shares from 6,150,000 shares to 14,650,000 shares (as amended, the “Amended 2019 Plan”). We refer to the proposed amendment as the “share increase amendment.”

We are seeking approval of the share increase amendment to comply with NYSE stockholder approval requirements applicable to material amendments to equity plans that have been approved by stockholders. Our Board has approved the share increase amendment subject to stockholder approval at the Annual Meeting. If approved by stockholders at the Annual Meeting, the share increase amendment will be effective at the time of stockholder approval.

On June 9, 2021, we granted to 41 employees an aggregate of 2,470,000 restricted stock units, half of which are subject to service based vesting conditions and half of which are subject to performance based vesting conditions (collectively, the “Contingent RSUs”). The Contingent RSUs were granted subject to stockholder approval of the share reserve amendment and will be automatically forfeited if stockholder approval of the share reserve amendment is not obtained.

You are urged to read this entire proposal and the complete Amended 2019 Plan, which is attached as Annex A to this proxy statement. We believe that the approval of the share increase amendment is vital to assist our recruitment and efforts to retain key employees who are important to our success and to further align the interests of our management with the interests of our stockholders, and therefore, that this proposal is in the best interests of our stockholders.

Our executive officers and directors have an interest in this proposal, as they would be eligible to receive the Contingent RSUs (in the case of our executive officers) and other equity awards under the Amended 2019 Plan in connection with the share increase amendment (in the case of our executive officers and directors). For information about awards under the plan previously granted to our executive officers and directors and the Contingent RSUs, see “— New Plan Benefits” below.

In addition to the increase in the number of shares of Common Stock available for issuance under the plan, as described above, the share increase amendment also seeks to (1) give the plan administrator discretion to make exceptions to the non-employee director compensation limit in extraordinary circumstances as long as the non-employee director receiving the additional compensation does not participate in the decision to award such compensation or in any other contemporaneous compensation decisions involving non-employee directors and (2) extend the term of the plan to expire ten (10) years from the date the Board approved the share increase amendment. Other than these updates, the share increase amendment does not make any changes to the terms of the 2019 Omnibus Incentive Plan.

Impact of the Amendment on Stockholder Dilution and Overhang

As of June 9, 2021, 773,816 shares remained available for issuance under the 2019 Omnibus Incentive Plan (excluding any Contingent RSUs). Based on our expectations for equity award grants in the coming years, the Board considered it in the best interests of the Company and its stockholders to approve the share increase amendment to ensure that we have the continued ability to grant equity and performance based compensation to officers, employees and directors, which our Board believes is an important aspect of our executive and employee compensation programs. Based upon (a) our expected grant practices and (b) the recent market prices of Common Stock, the shares requested under the share increase amendment are expected to be sufficient for approximately two to three years or more, noting that future circumstances, grant practices, or market or other conditions, which we cannot predict with certainty at this time, may result in a different outcome. The table below presents information about the various outstanding equity awards granted under the 2019 Omnibus Incentive Plan since it became effective in 2019, the shares remaining available for issuance under the 2019 Omnibus Incentive Plan as of June 9, 2021 (excluding any Contingent RSUs) and the effect of the proposed aggregate increase to the share reserve under the Amended 2019 Plan, after giving effect to the grant of Contingent RSUs granted:

Year	Options Granted	Restricted Stock Units	Total Granted
2019 Omnibus Incentive Plan
2019	1,513,334	656,666	2,170,000
2020	1,297,076	867,838	2,164,914
2021	—	1,912,692	1,912,692
Shares remaining available for issuance under the 2019 Omnibus Incentive Plan as of June 9, 2021(1)			773,816

Amended 2019 Plan
Proposed aggregate increase to share reserve pursuant to Amended 2019 Plan			8,500,000
Contingent RSUs(2)			2,470,000
Shares remaining available for grant assuming approval of the Amended 2019 Plan			6,803,816

____________

(1)      Does not include any Contingent RSUs.

(2)      Contingent RSUs were granted subject to stockholder approval. In the event stockholder approval of the Amended 2019 Plan is not obtained, all Contingent RSUs will automatically be forfeited.

As of June 9, 2021, the market value of one share of our Common Stock (based on the NYSE closing price on June 8, 2021) was $9.58.

Dilution and Overhang.    As of June 9, 2021, simple dilution arising from our equity compensation programs was 2.2%. Simple dilution was calculated as the total overhang (outstanding options and restricted stock units, excluding Contingent RSUs) of 4,761,557 shares plus 773,816 shares that remained available for issuance under the 2019 Omnibus Incentive Plan divided by the total common shares outstanding as of June 9, 2021 of approximately 246,703,363 shares. With the approval of the share increase amendment, simple dilution would be 5.7% using the above calculation and substituting 9,273,816 shares that would be issuable under the Amended 2019 Plan (including the Contingent RSUs) for the 773,816 shares that remained issuable under the 2019 Omnibus Incentive Plan as of June 9, 2021 (which, for the avoidance of doubt, excludes any Contingent RSUs).

Summary of the Material Terms of the Amended 2019 Plan

This section summarizes certain principal features of the Amended 2019 Plan. The summary is qualified in its entirety by reference to the complete text of the Amended 2019 Plan in the form in which it would become effective upon approval of this proposal, which is attached to this proxy statement as Annex A.

Administration

The Amended 2019 Plan will continue to be administered by the Compensation Committee. Among the Compensation Committee’s powers is to determine the form, amount and other terms and conditions of awards; clarify, construe or resolve any ambiguity in any provision of the Amended 2019 Plan or any award agreement; amend the terms of outstanding awards; and adopt such rules, forms, instruments and guidelines for administering the Amended 2019 Plan as it deems necessary or proper. The Compensation Committee has authority to administer and interpret the Amended 2019 Plan, to grant discretionary awards under the Amended 2019 Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of ordinary shares to be covered by each award, to make all other determinations in connection with the Amended 2019 Plan and the awards thereunder as the Compensation Committee deems necessary or desirable and to delegate authority under the Amended 2019 Plan to our executive officers.

Award Limits

The maximum aggregate number of shares of Common Stock that may be issued pursuant to awards granted under the Amended 2019 Plan is 14,650,000 shares. Shares issued under the Amended 2019 Plan may be authorized but unissued shares, shares purchased in the open market or treasury shares. The Amended 2019 Plan also includes annual limits on awards that may be granted to non-employee directors. The maximum aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718 (or any successor thereto), of awards granted to a non-employee director for services as a director under the Amended 2019 Plan during any fiscal year may not exceed $700,000 per year; provided that such limit shall not apply in the first fiscal year of a director’s service with the Company if the awards in excess of such amount are approved by other directors not receiving comparable or similar awards; provided, further, that the administrator may make exceptions to such limit in extraordinary circumstances as long as the non-employee director receiving the additional compensation does not participate in the decision to award such compensation or in any other contemporaneous compensation decisions involving non-employee directors.

Share Counting Provisions

If an award under the Amended 2019 Plan is terminated, expires or lapses or is exchanged for cash, surrendered, repurchased, cancelled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring shares covered by the award at a price not greater than the price (as adjusted to reflect any equity restructuring) paid by the participant for the shares or not issuing any shares covered by the award, the unused shares covered by the award will, as applicable, become or again be available for award grants under the Amended 2019 Plan. With respect to stock appreciation rights and stock options settled in shares of Common Stock, upon settlement, only the number of shares delivered to a participant will count against the number of shares available for issuance pursuant to the Amended 2019 Plan. If any shares are withheld to satisfy tax withholding obligations on an award issued under the Amended 2019 Plan, the number of shares withheld shall again be available for purposes of awards under the Amended 2019 Plan. Any award under the Amended 2019 Plan settled in cash shall not be counted against the foregoing maximum share limitations. Dividend equivalents paid in cash will not be counted against the number of shares reserved under the Amended 2019 Plan.

Eligibility

Employees, consultants and non-employee directors of the Company or any of its subsidiaries (as defined in the Amended 2019 Plan) who, in the opinion of the administrator of the Amended 2019 Plan, are in a position to make important contributions to the Company are eligible to participate in the Amended 2019 Plan. Currently, 1,828 employees and 10 non-employee directors are eligible to participate in the Amended 2019 Plan; no consultants have been identified as eligible to participate in the Amended 2019 Plan.

Types of Awards

The Amended 2019 Plan provides for the grant of stock options, including incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock or cash based awards. Certain awards under the Amended 2019 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”), which may impose additional requirements on the terms and conditions of such awards. Awards to eligible individuals shall be subject to the terms of an individual award agreement between the Company and the individual, which must be signed indicating its acceptance by the participant. A brief description of each award type follows. The Company generally does not presently expect to receive any consideration (other than service) for the granting or extension of awards.

Stock Options.    Stock options may be granted under the Amended 2019 Plan, including both incentive stock options and non-qualified stock options, which provide the holder a right to purchase shares of Common Stock at a specified exercise price. The exercise price per share for each stock option shall be set by the administrator of the Amended 2019 Plan, but shall not be less than the fair market value on the date of the grant (or 110% of the fair market value in the case of an incentive stock option granted to an individual who, on the date of the grant, owns or is deemed to own shares representing more than 10% of the stock of the Company). The term of any option award may not be longer than 10 years (or five years in the case of an incentive stock option granted to a 10% stockholder of the Company). The administrator of the Amended 2019 Plan will determine the time period for exercise of each award, including the time period for exercise following a termination of service by the recipient, subject to the 10-year limitation.

Stock Appreciation Rights.    The administrator of the Amended 2019 Plan is authorized to grant stock appreciation rights to eligible recipients in its discretion, on such terms and conditions as it may determine, consistent with the Amended 2019 Plan. A stock appreciation right entitles the holder to exercise the stock appreciation right to acquire shares of Common Stock upon exercise within a specified time period from the date of the grant. Subject to the provisions of the stock appreciation right award agreement, the recipient may receive from the Company an amount determined by multiplying the difference between the price per share of the stock appreciation right and the value of the share on the date of exercise by the number of shares of Common Stock subject to the award. The maximum term for which stock appreciation rights may be exercisable under the Amended 2019 Plan is 10 years.

Restricted Stock.    The administrator of the Amended 2019 Plan may make awards of restricted stock to eligible individuals in such amounts and at purchase prices to be established by the administrator in connection with each award. Such awards will be subject to restrictions and other terms and conditions as are established by the administrator. Upon issuance of restricted stock, recipients generally have the rights of a stockholder with respect to such shares, subject to the limitations and restrictions established by the administrator in the award program or the individual award agreement. Such rights generally include the right to receive dividends and other distributions in relation to the award; however, if determined by the administrator, dividends with respect to unvested shares of restricted stock may be withheld and paid to the recipient only if and when the underlying shares vest.

Restricted Stock Units.    The Amended 2019 Plan authorizes awards of restricted stock units to eligible individuals in amounts and at purchase prices and upon such other terms and conditions as are established by the administrator for each award. Restricted stock unit awards entitle recipients to acquire shares of Common Stock in the future under certain conditions. Holders of restricted stock units generally have no rights of ownership or as stockholders in relation to the award, unless and until the restrictions lapse and the restricted stock unit award vests in accordance with the terms of the grant and actual shares are issued in settlement of the award. Restricted stock units may be accompanied by the right to receive the equivalent value of dividends paid on shares of Common Stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The administrator may provide that settlement of restricted stock units will occur upon or as soon as reasonably practicable after the restricted stock units vest or will instead be deferred, on a mandatory basis or at the participant’s election, in a manner intended to comply with Section 409A of the Code.

Other Stock or Cash Based Awards.    Other stock or cash based awards are awards of cash, fully vested shares of Common Stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of Common Stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation otherwise payable to any individual who is eligible to receive awards. The administrator will determine the terms and conditions of other stock or cash based awards, including any purchase price, performance goals (which may be based on performance criteria), transfer restrictions and vesting conditions.

Performance Based Awards

For purposes of the Amended 2019 Plan, one or more performance criteria may be used in setting performance goals applicable to stock or cash based awards, which performance criteria may include but will not be limited to: gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage);

debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease, peer group results, or market performance indicators or indices.

The administrator may also exclude the impact of an event or occurrence which the administrator determines should be appropriately excluded, such as (1) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges; (2) an event either not directly related to our operations or not within the reasonable control of management; or (3) a change in accounting standards required by generally accepted accounting principles. Performance goals may also be based on an individual participant’s performance goals, as determined by the Compensation Committee. In addition, all performance goals may be based upon the attainment of specified levels of our performance, or the performance of a subsidiary, division or other operational unit, under one or more of the measures described above relative to the performance of other corporations. The administrator may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

Change in Control and Certain Other Transactions

The administrator of the Amended 2019 Plan has broad discretion to take action under the Amended 2019 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of a change in control or certain other transactions and events affecting Common Stock, such as dividends or other distributions (whether in the form of cash, Common Stock, other securities, or other property), reorganizations, mergers, consolidations, and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the administrator will make equitable adjustments to outstanding awards.

Amendment and Termination

The administrator may amend, suspend or terminate the Amended 2019 Plan at any time. However, no amendment may materially and adversely affect an award outstanding under the Amended 2019 Plan without the consent of the affected participant. The Board is required to obtain stockholder approval for any amendment to the Amended 2019 Plan to the extent necessary to comply with applicable laws.

Forfeiture and Claw-backs

All awards (including any proceeds, gains or other economic benefit obtained in connection with any award) made under the Amended 2019 Plan are subject to any claw-back policy implemented by the Company, including any claw-back policy adopted to comply with the requirements of applicable law (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or award agreement.

Term

The Amended 2019 Plan is scheduled to expire on the 10-year anniversary of the date the Board approved the Amended 2019 Plan, unless terminated earlier by the Board. Awards may not be made under the Amended 2019 Plan after its expiration, but the Amended 2019 Plan will continue to govern awards that remain outstanding under it.

United States Federal Income Tax Consequences

The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participants’ particular circumstances.

Incentive Stock Options

No income will be recognized by a participant for United States federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to a participant upon exercise of an incentive stock option is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, a participant may be subject to alternative minimum tax as a result of the exercise.

Non-qualified Stock Options

No income is expected to be recognized by a participant for United States federal income tax purposes upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a non-qualified stock option will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. Non-qualified stock options are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.

Stock Appreciation Rights

There is expected to be no United States federal income tax consequences to either the participant or the employer upon the grant of SARs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any Common Stock received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Restricted Stock

If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for United States federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for United States federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.

If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for United States federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefore. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

Restricted Stock Units

There will be no United States federal income tax consequences to either the participant or the employer upon the grant of restricted stock units. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of Common Stock in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the Common Stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Limitation on the Employer’s Compensation Deduction

Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million.

Excess Parachute Payments

Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Amended 2019 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20 % excise tax on the amount thereof.

Application of Section 409A of the Code

Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and restricted stock unit programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted non-qualified stock options and appreciation rights if no deferral is provided beyond exercise, or restricted stock.

The awards made pursuant to the Amended 2019 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the Amended 2019 Plan are not exempt from coverage. However, if the Amended 2019 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

State and local tax consequences may in some cases differ from the federal tax consequences. The foregoing summary of the United States federal income tax consequences in respect of the Amended 2019 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.

The Amended 2019 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.

New Plan Benefits

On June 9, 2021, we granted to 41 employees an aggregate of 2,470,000 Contingent RSUs, subject to obtaining stockholder approval of the Amended 2019 Plan. One half of the Contingent RSUs are subject to service based vesting and vest in four equal annual installments on each of April 1, 2022, 2023, 2024 and 2025. The other half of the Contingent RSUs are subject to performance based vesting and generally vest on the last day of each fiscal year 2021 through 2024 if the volume-weighted average trading price per share on the NYSE equals or exceeds certain thresholds during a performance year. Any performance-vesting Contingent RSUs that do not vest in a given performance year will remain eligible to vest during a subsequent performance year.

The following table sets forth information pertaining to the Contingent RSUs as of June 9, 2021. In the event stockholder approval of the Amended 2019 Plan is not obtained, all of the Contingent RSUs will be automatically forfeited. Other grants under the Amended 2019 Plan will be made at the discretion of the Compensation Committee or our Board and are not yet determinable. The value of these other awards granted under the Amended 2019 Plan will depend on a number of factors, including the fair market value of the Common Stock on future dates and the exercise decisions made by the participants.

Name and position	Dollar value ($)(1)	Number of Units
Lee Jacobson (Former Chief Executive Officer )	—	—
Joshua Boone (Vice President, Integration, Former Chief Financial Officer)	—	—
Bruce Heinemann (Former Chief Financial Officer)	—	—
Robert Blackadar (Former President)	—	—
Fred Ross (Chief Executive Officer)	3,353,000	350,000
Brad Meader (Chief Financial Officer)	1,437,000	150,000
All Current Executive Officers as a Group (8 persons)	13,268,300	1,385,000
All Current Non-Executive Directors as a Group (10 persons)	—	—
All Non-Executive Officer Employees as a Group (34 Persons)	10,394,300	1,085,000

____________

(1)      Reflects the market value of one share of our Common Stock as of June 9, 2021 (based on the NYSE closing price on June 8, 2021) of $9.58.

Awards Granted

The following table sets forth, with respect to the individuals and groups identified therein, information regarding stock options, restricted stock awards and performance share awards that have been granted to such individuals and groups under the 2019 Omnibus Incentive Plan from its effectiveness in 2019 through June 9, 2021:

	Number of Stock Options	Number of Restricted Stock Units
Lee Jacobson (Former Chief Executive Officer )	397,761	198,881
Joshua Boone (Vice President, Integration, Former Chief Financial Officer)	500,000	200,000
Bruce Heinemann (Former Chief Financial Officer)	144,401	72,200
Robert Blackadar (Former President)	226,250	113,125
All Current Executive Officers as a Group (8 persons)	26,667	1,411,667
All Current Non-Executive Directors as a Group (10 persons)	40,000	122,692
Marshall Heinberg, director nominee	—	24,537
Louis Samson, director nominee	—	—
David Wolf, director nominee	—	—
Each associate of any directors, executive officers or nominees	—	—
Each other person who received or is to receive five percent of such options, warrants and rights	—	—
All Non-Executive Officer Employees as a Group (74 Persons)(1)	1,475,331	1,294,094

____________

(1)      Includes all current and former non-executive officers and employees.

Interest of Certain Persons in the Amended 2019 Plan

Stockholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the share increase amendment because they may in the future receive the Contingent RSUs and other awards under the Amended 2019 Plan. Nevertheless, the Board believes that it is important to provide incentives and rewards for superior performance and the retention of experienced directors and officers by approving the share increase amendment.

Vote Required

The approval of the amendment and restatement of our 2019 Omnibus Incentive Plan to increase the number of shares available thereunder requires the affirmative vote of a majority of votes cast. Under NYSE guidance, abstentions will be treated as votes cast and will have the same effect as “Against” votes. Broker non-votes will not be treated as votes cast and will have no effect on the vote for this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2019 OMNIBUS INCENTIVE PLAN.

PROPOSAL NO. 4
APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking the stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. The compensation of our Named Executive Officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement.

Our Board is asking the stockholders to indicate their support for the compensation of our Named Executive Officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to our Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on our Board. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to our management and the Board.

In Proposal No. 5, stockholders are requested to indicate their preferred frequency of future advisory votes on the compensation of our Named Executive Officers. Our Board has recommended that the stockholders approve, on an advisory basis, a frequency of every three years. Accordingly, if the recommendation of our Board is selected by stockholders in Proposal No. 5, the next scheduled advisory vote on the compensation of our Named Executive Officers will be at the 2024 annual meeting of stockholders. If stockholders choose a different frequency in Proposal No. 5, our Board will consider the stockholders’ preferences and evaluate any appropriate next steps. Because this frequency vote is advisory and, therefore, not binding on our Board, our Board may decide that it is in the best interests of our stockholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders.

Vote Required

The approval, on an advisory basis, of the compensation of our Named Executive Officers requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will not be considered votes cast and will have no effect on the vote for this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL NO. 5
FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) also enable our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our Named Executive Officers. Up to this point in the Company’s history, we have not solicited such an advisory vote. Our Board is asking stockholders to indicate whether they would prefer an advisory vote every year, every two years or every three years. Alternatively, stockholders may abstain from casting a vote. After considering the benefits and consequences of each alternative, our Board recommends that the advisory vote on the compensation of our Named Executive Officers be submitted to the stockholders once every three years.

We value the opinion of our stockholders and welcome communication regarding our executive compensation policies and practices. After taking into account various considerations described below, we believe that a triennial vote will provide stockholders with the ability to express their views on our executive compensation policies and practices while providing us with an appropriate amount of time to consult with our stockholders and to consider their input:

•        an annual vote could encourage a short-term approach to our compensation plans, based on short-term business or market conditions. We strive to encourage a long-term focus among our executives by, for example, making equity awards that vest over long periods (four years). We believe that a vote on our compensation by our stockholders every three years will encourage stockholders to take the same long-term approach to our compensation programs taken by our executives and our Compensation Committee; and

•        a three-year advisory vote cycle gives our Board sufficient time to thoughtfully consider the results of the advisory vote regarding the compensation of our Named Executive Officers and to implement any desired changes to the compensation of our Named Executive Officers.

While our Board believes that its recommendation is appropriate at this time, stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our Named Executive Officer compensation should be held every year, every two years or every three years.

Our Board and its Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, our Board will consider the stockholders’ preferences and evaluate any appropriate next steps. However, because this vote is advisory and, therefore, not binding on our Board, our Board may decide that it is in the best interests of our stockholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders.

Vote Required

The alternative among every year, every two years or every three years that receives a majority of the votes cast on the matter will be the preferred frequency selected by our stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option recommended by stockholders. Abstentions and broker non-votes will not be considered votes cast and will have no effect on the vote for this proposal.

THE BOARD RECOMMENDS A VOTE FOR “EVERY THREE YEARS” AS THE PREFERRED FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee provides oversight of our accounting and financial reporting process, the audit of our consolidated financial statements, and our internal control function. With respect to our financial reporting process, our management establishes and maintains internal controls and prepares our consolidated financial statements. The Audit Committee oversees these activities. The Audit Committee does not prepare our financial statements, which is the responsibility of management. Prior to April 1, 2021, our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), performed an independent audit of our consolidated financial statements.

Consistent with the Audit Committee’s oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with the Company’s management. The Audit Committee discussed with the independent registered public accounting firm, Deloitte, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent registered public accounting firm’s communications with the Audit Committee, as well as by Securities and Exchange Commission (“SEC”) regulations. The Audit Committee has received the written disclosures and the letter from Deloitte as required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with Deloitte the accounting firm’s independence.

Based on the Audit Committee’s review and discussions with management and Deloitte, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Paul Bader (Chairperson)

Marshall Heinberg

Georgia Nelson

This Report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of June 9, 2021. Our executive officers are appointed by, and serve at the discretion of, our Board, and each holds office until his successor is duly elected and qualified or until his resignation or removal. Fred Ross, our Chief Executive Officer and a director, has siblings who work for the Company, including Joseph Ross, his brother, who is also an executive officer. Otherwise, there are no family relationships among any of our directors or executive officers.

Name	Age	Position
Fred Ross	63	Chief Executive Officer
Ryan McMonagle	43	President and Chief Operating Officer
Brad Meader	39	Chief Financial Officer
Joseph Ross	49	President — Sales
Thomas Rich	54	Executive Vice President — Rentals
Michael Turner	55	Executive Vice President — PTA
Jim Carlsen	60	Chief Information Officer
Adam Haubenreich	44	Vice President — General Counsel, Secretary

See “Board of Directors and Corporate Governance — Nominees for Directors” for Fred Ross’s biography.

Executive Officers

Ryan McMonagle.    Mr. McMonagle became our President and Chief Operating Officer in 2021 upon the consummation of the Acquisition. Mr. McMonagle joined Custom Truck LP as Chief Financial Officer in 2015, following Blackstone investment. He became Chief Operating Officer of Custom Truck LP in 2017. Previously, Mr. McMonagle was Chief Financial Officer of Sound United and DEI Holdings, a portfolio company of Charlesbank Capital Partners, where he was responsible for the continued integration of multiple businesses, including Polk Audio, Definitive Technology and Directed Electronics. Mr. McMonagle was previously Chief Financial Officer and Chief Development Officer for Smashburger, a portfolio company of Consumer Capital Partners. Mr. McMonagle started his career at Bain and Company. Mr. McMonagle received his MBA from Harvard Business School and bachelor’s degree in finance from Southern Methodist University.

Brad Meader.    Mr. Meader became our Chief Financial Officer in 2021 upon the consummation of the Acquisition. Previously, he served as the Chief Financial Officer of Custom Truck LP since 2018. He joined Custom Truck LP as Executive Vice President, Finance and Accounting in 2015. Previously, Mr. Meader was a director at PricewaterhouseCoopers.

Joseph Ross.    Mr. Ross became our President — Sales in 2021 upon the consummation of the Acquisition. Mr. Ross began his career in the Heavy Truck Industry in 1991 and became one of the co-founders of Custom Truck & Equipment, LLC, the predecessor to Custom Truck LP, in 1996 and has led the sales organization for 18 years. Mr. Ross became the President of Sales for Custom Truck LP in 2018 and headed all HD Truck OEM relationships.

Thomas Rich.    Mr. Rich became our Executive Vice President — Rentals in 2021 upon the consummation of the Acquisition. Mr. Rich began his rental career with Yancey Bros. Caterpillar as a sales representative and moved up the organization ultimately becoming Vice President of Sales. In 2006, he began working with Custom Truck & Equipment, LLC where he led the rental organization. In 2015, he began working for Custom Truck LP as Executive Vice President — Rentals.

Michael Turner.    Mr. Turner became our Executive Vice President — Parts, Tools and Accessories in 2021 upon the consummation of the Acquisition. In such role, Mike Turner is responsible for the sales and operations of the Parts, Tools and Accessories business, including the OEM and Test and Repair products and services. Mr. Turner joined Custom Truck LP in June 2020 and brings over 25 years of experience in the distribution industry. Prior to joining Custom Truck LP, he was with Anixter, Inc. as its Regional Vice President of Sales for the Mountain region. Mr. Turner received his B.S. in Finance from Northeastern Illinois University and his M.B.A. from Northwestern University’s Kellogg School of Management. Mr. Turner is also a Veteran of the United States Marine Corps.

Jim Carlsen.    Mr. Carlsen became our Chief Information Officer following the Acquisition. He had joined Custom Truck LP in 2016 as Chief Information Officer. Previously, Mr. Carlsen spent 20 years at the Hertz Corporation, most recently serving as VP of IT leading the technology team at the HercRentals division. He has led multiple global software implementation projects, as well as business process improvement projects, utilizing lean-six sigma methodologies. In addition, Mr. Carlsen also served in operations and general management positions, and received his bachelor’s degree in business administration from California State University, Chico.

Adam Haubenreich.    Mr. Haubenreich became our Vice President, General Counsel and Secretary following the Acquisition. He previously joined Custom Truck LP in 2017. Previously, Adam was a partner at the international law firm of Baker Botts LLP in the Washington DC office where he was in the Corporate department. His practice focused on mergers and acquisitions, joint ventures, corporate governance and securities offerings, across a number of different industries for both private equity sponsors and multinational corporations. Adam received his JD from Harvard Law School and bachelor’s degree from the University of Notre Dame.

EXECUTIVE COMPENSATION

Overview

This section discusses the material components of the executive compensation program for our executive officers who are named in the Summary Compensation Table below. In 2020, these named executive officers (the “Named Executive Officers”) and their positions were:

Lee Jacobson, Chief Executive Officer and Director (now former Chief Executive Officer and Director);

Joshua Boone, Chief Financial Officer (now Vice President, Integration);

Robert Blackadar, President (now Vice President, Integration); and

Bruce Heinemann, former Chief Financial Officer.

Our Compensation Committee implements our compensation policies and philosophies, which are designed to align compensation with business objectives and the creation of stockholder value, while also enabling us to attract, motivate and retain individuals who contribute to our long-term success. We believe our executive compensation program must be competitive in order to attract and retain executive officers. We seek to implement our compensation policies and philosophies by linking a significant portion of executive officers’ compensation to performance objectives and value creation for our stockholders.

For 2020, the compensation of our Named Executive Officers consisted of a base salary, an annual cash incentive bonus opportunity, equity compensation in the form of stock options and restricted stock units and health and welfare benefits. Pursuant to their employment agreements, the Named Executive Officers are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances.

2020 Summary Compensation Table

The following table presents summary information regarding the total compensation for the years ended December 31, 2020 and 2019 for the Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(2)	Nonequity Incentive Plan Compensation(3)	All Other Compensation		Total
Lee Jacobson	2020	$411,318	$208,488	$33,608	$22,657	$100,000	$19,038	(4)	$795,109
(former Chief Executive Officer)	2019	$377,613	$—	$1,256,400	$1,126,800	$84,963	$21,118	(4)	$2,866,894
Joshua Boone	2020	$214,712	$450,000	$698,000	$865,000	$—	$5,757	(5)	$2,233,469
(Vice President, Integration and former Chief Financial Officer)
Robert Blackadar	2020	$372,346	$96,048	$23,363	$15,750	$90,125	$19,300	(6)	$616,932
(former President)	2019	$222,116	$—	$698,000	$626,000	$66,635	$11,346	(6)	$1,624,097
Bruce Heinemann	2020	$241,674	$—	$94,916	$14,641	$—	$381,004	(7)	$732,235
(former Chief Financial Officer)	2019	$325,346	$—	$418,800	$375,600	$56,936	$21,279	(7)	$1,197,961

____________

(1)      Amounts reflect discretionary bonuses for 2020 performance approved by the Compensation Committee in March 2021. The amount shown for Mr. Boone also includes a signing bonus amount of $100,000 and his guaranteed 2020 incentive bonus amount of $288,750. Refer to “Non-Equity Incentive Bonuses” below for additional information.

(2)      Amounts reflect the grant date fair value of restricted stock units and stock options, as applicable, granted during 2019 and 2020 computed in accordance with ASC Topic 718. Information regarding the assumptions used to calculate the value of all stock option awards made to Named Executive Officers is provided in Note 13 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(3)      Reflects annual cash incentive bonuses earned by each Named Executive Officer based on achievement of the applicable performance conditions, as described below in “Non-Equity Incentive Bonuses” section below.

(4)      Mr. Jacobson’s employment with the Company terminated on April 1, 2021 in connection with the Acquisition. Amounts reflect: $8,550 Company matching contribution in 2020 ($8,400 in 2019) and $2,250 Company profit sharing contribution in 2019, in each case, pursuant to the 401(k) Plan (as defined below); $488 for the executive’s life insurance premiums in 2020 ($468 in 2019) paid by the Company under the applicable health and welfare plan; and $10,000 for an auto usage or allowance in each of 2020 and 2019.

(5)      In connection with the Acquisition and effective April 1, 2021, Mr. Boone ceased to serve as the Company’s Chief Financial Officer and was appointed Vice President, Integration. Amounts reflect: $444 Company matching contribution in 2020 pursuant to the 401(k) Plan; $313 for the executive’s life insurance premiums in 2020 paid by the Company under the applicable health and welfare plan; and $5,000 for an auto usage or allowance in 2020.

(6)      In connection with the Acquisition and effective April 1, 2021, Mr. Blackadar ceased to serve as the Company’s President, but remains employed by the Company. Amounts reflect: $8,550 Company matching contribution in 2020 ($6,058 in 2019) pursuant to the 401(k) Plan; $750 for the executive’s life insurance premiums in 2020 ($288 in 2019) paid by the Company under the applicable health and welfare plan; and $10,000 for an auto usage or allowance in each of 2020 and 2019.

(7)      Bruce Heinemann is the Company’s former Chief Financial Officer. Pursuant to the terms of a Severance Agreement and Release of Claims entered into between Mr. Heinemann and CTOS on August 11, 2020, Mr. Heinemann is continuing to receive base salary payments through August 2021 and payment of COBRA premiums from CTOS through August 2021. Mr. Heinemann is subject to certain restrictive covenants, including but not limited to, confidentiality, non-disparagement and 18-month post-termination non-compete and non-solicitation covenants, under his restricted covenant agreement. Amounts reflect compensation paid to the date of Mr. Heinemann’s termination from the Company. All Other Compensation amounts reflect: $7,250 Company matching contribution in 2020 ($8,400 in 2019) and $2,250 Company profit sharing contribution in 2019, in each case, pursuant to the 401(k) Plan; $38 for the executive’s life insurance premiums in 2020 ($575 in 2019) paid by the Company under the applicable health and welfare plan; and $6,574 for an auto usage or allowance in 2020 ($10,054 in 2019). All Other Compensation amounts also include: $360,000 accrued cash severance to be paid through August 2021; and $7,142 accrued COBRA premiums to be paid through August 2021. Mr. Heinemann’s grants consisting of stock options and restricted stock awards were forfeited on his departure from the Company.

Executive Employment Agreements

Each of the Named Executive Officers was a party to an employment agreement in effect as of December 31, 2020. Certain of the compensation paid to the Named Executive Officers reflected in the Summary Compensation Table above was provided pursuant to the Named Executive Officers’ respective employment agreements.

The following summary sets forth the material terms of their employment agreements in effect as of December 31, 2020.

Lee Jacobson.    On February 26, 2014, CTOS entered into an employment agreement with Mr. Jacobson, pursuant to which Mr. Jacobson served as our Chief Executive Officer. Pursuant to his employment agreement, Mr. Jacobson was generally entitled to an annual base salary, $400,000 as of his termination of employment, and was eligible to earn a target bonus of 75% of his annual base salary based on achievement of performance metrics.

In the event of termination of Mr. Jacobson’s employment for any reason, he would generally be entitled to receive earned but unpaid salary and the prior year’s earned but unpaid bonus (if any), any owed accrued vacation and expenses, as well as amounts payable under any benefit plans, programs or arrangements that Mr. Jacobson participates in or benefits from. In the event that Mr. Jacobson’s employment is terminated by us without “cause” or by Mr. Jacobson for “good reason,” subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described below, Mr. Jacobson would be entitled to: (i) salary continuation for 18 months, and (ii) payment for 18 months of Mr. Jacobson’s premiums incurred for participation in COBRA coverage pursuant to a CTOS sponsored group health plan. Mr. Jacobson is subject to certain restrictive covenants provided in his restrictive covenant agreement, including confidentiality, non-disparagement and 18-month post-termination non-compete and non-solicitation covenants.

Joshua Boone.    On May 15, 2020, CTOS entered into an employment agreement with Mr. Boone in connection with his appointment as Chief Financial Officer. Pursuant to the employment agreement, Mr. Boone received an annual base salary of $385,000 (increasing to $400,000 beginning January 1, 2021) and a target annual cash bonus opportunity of 50% of his annual base salary, based on achievement of performance metrics. Mr. Boone was also subject to certain restrictive covenants provided in his restrictive covenant agreement, including confidentiality, non-disparagement and 12-month post-termination non-compete and 24-month post-termination non-solicitation covenants.

In the event of termination of Mr. Boone’s employment for any reason, he would generally be entitled to receive earned but unpaid salary and the prior year’s earned, but unpaid bonus (if any), any owed accrued vacation and expenses, as well as amounts payable under any benefit plans, programs or arrangements that Mr. Boone participates in or benefits from. In the event that Mr. Boone’s employment is terminated either by us without “cause” or by Mr. Boone for “good reason,” subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described above, Mr. Boone would be entitled to: (i) salary continuation for (A) six months if such termination occurs prior to June 15, 2022, (B) nine months if such termination occurs between June 15, 2022 and June 15, 2023, and (C) 12 months if such termination occurs either on June 15, 2023 or thereafter or upon or following a change in control (including the Acquisition), (ii) payment of continued healthcare premiums to obtain COBRA coverage pursuant to a CTOS sponsored group health plan during the time Mr. Boone receives continued base salary severance, (iii) accelerated vesting of any equity awards that vest solely based on service-based criteria and which are scheduled to vest within one year following such termination, and (iv) continued vesting eligibility for one year following such termination for any equity awards that vest based on performance-based criteria (clauses (iii) and (iv), the “Vesting Acceleration Benefit”). Under the agreement, in the event of Mr. Boone’s death or disability, CTOS will provide Mr. Boone with a pro-rated portion of his annual bonus, determined based on the actual achievement of performance goals, and the Vesting Acceleration Benefit.

Robert Blackadar.    On May 13, 2019, CTOS entered into an employment agreement and restrictive covenant agreement with Mr. Blackadar, pursuant to which Mr. Blackadar served as our President. Pursuant to the terms of Mr. Blackadar’s employment agreement, Mr. Blackadar is generally entitled to an annual base salary of $360,000, and is eligible to earn an annual cash bonus with a target of 50% of his annual base salary, based on achievement of performance metrics. Mr. Blackadar is subject to certain restrictive covenants provided in his restrictive covenant agreement, including confidentiality, non-disparagement and 12-month post-termination non-compete and non-solicitation covenants.

In the event of termination of Mr. Blackadar’s employment for any reason, he would generally be entitled to receive earned but unpaid salary and the prior year’s earned, but unpaid bonus (if any), any owed accrued vacation and expenses, as well as amounts payable under any benefit plans, programs or arrangements that Mr. Blackadar participates in or benefits from. In the event that Mr. Blackadar’s employment is terminated either by us without “cause” or by Mr. Blackadar for “good reason,” subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described above, Mr. Blackadar would be entitled to: (i) salary continuation for 12 months, and (ii) payment for 12 months of Mr. Blackadar’s premiums incurred for participation in COBRA coverage pursuant to a CTOS sponsored group health plan.

Executive Employment Arrangements Following the Acquisition

In connection with the Acquisition, we have entered into a release agreement with Mr. Jacobson, an employment transition agreement with Mr. Boone and a good reason extension letter with Mr. Blackadar, the material terms of which are summarized below.

Lee Jacobson.    Mr. Jacobson’s employment terminated on April 1, 2021 in connection with the Acquisition. Pursuant to his employment agreement, Mr. Jacobson entered into a release agreement and is entitled to receive the severance benefits described above, including: (i) salary continuation for 18 months, and (ii) payment for 18 months’ of Mr. Jacobson’s premiums incurred for participation in COBRA coverage pursuant to a CTOS sponsored group health plan. The severance benefits are subject to Mr. Jacobson’s continued compliance with the restrictive covenants provided in his restrictive covenant agreement as described above. In addition, Mr. Jacobson’s outstanding equity awards accelerated upon his termination of employment on April 1, 2021 in accordance with the terms of such awards.

Joshua Boone.    On May 20, 2021, CTOS entered into an employment transition agreement with Mr. Boone, pursuant to which Mr. Boone will serve as Vice President, Integration until September 30, 2021, subject to extension from October 1, 2021 through December 31, 2021. Pursuant to the transition agreement, Mr. Boone is entitled to receive: (i) his current base salary of $400,000, (ii) accelerated vesting of any outstanding restricted stock units and stock options that were not (and did not become) fully vested at the closing of the Acquisition, (iii) a special bonus of up to $700,000 (the “Special Bonus”) if his term of employment continues through December 31, 2021, and (iv) reimbursement of business expenses, including up to $10,000 in professional fees to negotiate and prepare the transition agreement. In connection with the transition agreement, CTOS also entered into a restrictive covenant agreement with Mr. Boone on May 20, 2021, pursuant to which Mr. Boone is subject to certain restrictive covenants, including confidentiality, non-disparagement, a 12-month post-termination non-solicitation covenant, and a post-termination non-compete covenant for the period ending the later of (A) 12 months following termination or (B) December 31, 2022.

Under the transition agreement, in the event of termination of Mr. Boone’s employment for any reason, he would generally be entitled to receive earned but unpaid base salary, unpaid or unreimbursed business expenses, any benefits provided under any CTOS benefit plans, as well as payment of an amount equal to 12 months of base salary plus COBRA premiums for 12 months. In the event that Mr. Boone’s employment is terminated either by us without “cause” or by Mr. Boone for “good reason” or in connection with the expiration of the term of employment, subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described above, Mr. Boone would be entitled to the Special Bonus, payable as follows: (A) 66% of the Special Bonus on September 30, 2021 if such termination occurs prior to October 1, 2021 or (B) 100% of the Special Bonus on December 31, 2021 if such termination occurs on or after October 1, 2021. In the event that Mr. Boone’s employment is terminated either by us for “cause” or by Mr. Boone without “good reason,” subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, Mr. Boone would be entitled to 66% of the Special Bonus if such termination occurs between October 1, 2021 and December 31, 2021.

Robert Blackadar.    On May 21, 2021, CTOS entered into a letter agreement extending the period during which Mr. Blackadar may claim “good reason” to resign from the Company. The letter agreement extends such period from 60 days to 120 days following the later of (A) the occurrence of an event that would trigger good reason or (B) Mr. Blackadar’s actual knowledge of such event.

Treatment of Equity Awards in the Event of Change of Control

The grant agreements between CTOS and each of Messrs. Jacobson, Blackadar and Boone governing the treatment of all outstanding stock options and restricted stock units subject solely to time-based vesting conditions provide for accelerated vesting of any outstanding awards in the event of the executive’s termination of employment without “cause” or resignation from employment for “good reason” within 12 months following a “change in control” (which includes the Acquisition). In the case of performance vesting restricted stock units granted to Mr. Boone, pursuant to the terms of his employment agreement and the grant agreement, the time-vesting component will accelerate and the performance stock units will remain outstanding and eligible to vest in accordance with the performance criteria set forth in the grant agreement for 12 months if Mr. Boone is terminated without “cause” or resigns for “good reason” within 12 months following a “change in control” (which includes the Acquisition); however such treatment was superseded by the transition agreement entered into between Mr. Boone and the Company, pursuant to which all of Mr. Boone’s outstanding equity awards vested on the effective date thereof.

Non-Equity Incentive Bonuses

Pursuant to the terms of their employment agreements, our Named Executive Officers are eligible to receive cash bonuses based on achievement of the performance metrics established by our Board and such other factors as may be determined in the Board’s discretion. Although we do not have a formal plan in place, we generally set performance targets within the first three months of each fiscal year and communicate these targets to our Named Executive Officers. Our performance bonus targets are generally based on a combination of metrics which includes both Company and individual components. The Company’s performance bonus makes up 50% of the target incentive bonus and is calculated by comparing the Company’s overall fiscal year performance, primarily with respect to our adjusted EBITDA, with the corresponding budget and operating plan. The individual performance component makes up the remaining 50% of the target incentive bonus and is calculated by evaluating the individual on priorities established and communicated to the employee at the beginning of the fiscal year, which for fiscal year 2020, were generally related to key performance metrics in the area of each Named Executive Officer’s responsibility, as well as other metrics, including team-related goals (both in development and across certain segments).

The table below sets forth the target bonus amounts and fiscal year payments related to the applicable metrics for each of our Named Executive Officers.

Name and Principal Position	Year	Target Incentive Bonus	Actual Achievement Related to Company Performance(1)	Actual Achievement Related to Individual Performance(2)	Incentive Bonus Paid(3)
Lee Jacobson	2020	$300,000	—%	37.5%	$100,000
(former Chief Executive Officer)	2019	$188,807	5%	17.5%	$84,963
Joshua Boone	2020	$288,750	(4)	(4)	$288,750
(Vice President, Integration and former Chief Financial Officer)
Robert Blackadar	2020	$162,500	—%	25%	$90,125
(former President)	2019	$111,058	5%	25%	$66,635

____________

(1)      Reflects actual performance percentage with respect to 50% of bonus target calculated based on the Company’s overall performance compared against its budget and operating plan.

(2)      Reflects actual performance percentage with respect to 50% of bonus target calculated based on individual performance as evaluated based on priorities established at the beginning of the fiscal year.

(3)      Reflects amounts paid based on the percentage achievement of both Company and individual performance goals as set forth above.

(4)      Pursuant to the employment agreement between the Company and Mr. Boone, the incentive bonus for 2020 is a guaranteed amount and is included in the “Bonus” column of the 2020 Summary Compensation Table, above.

In March 2021, the Compensation Committee approved the payment of additional discretionary bonus amounts for our Named Executive Officers for 2020 based upon our Named Executive Officers’ performance during the extraordinary challenges presented to the Company as a result of the COVID-19 pandemic and considering the significant work required of our Named Executive Officers in connection with the Acquisition. Moreover, the Compensation Committee also considered the Company meeting or exceeding the Company’s revised second half 2020 projections. The additional discretionary bonus amount paid to each Named Executive Officer is included in the “Bonus” column of the 2020 Summary Compensation Table, above.

Custom Truck One Source, Inc. Amended and Restated 2019 Omnibus Incentive Plan

On June 11, 2020, the stockholders of the Company approved our 2019 Omnibus Incentive Plan, which currently authorizes up to 6,150,000 shares of our Common Stock for issuance in accordance with the Plan’s terms, subject to certain adjustments, and which is the subject of Proposal No. 3 to approve an amendment and restatement of our 2019 Omnibus Incentive Plan to increase the number of shares available thereunder. The purpose of the 2019 Omnibus Incentive Plan is to provide the Company’s and its subsidiaries’ officers, directors, employees and consultants who, by their position, ability and diligence, are able to make important contributions to the Company’s growth and profitability, with an incentive to assist the Company in achieving its long-term corporate objectives, to attract and retain executive officers and other employees of outstanding competence and to provide such persons with an opportunity to acquire an equity interest in the Company. To accomplish these objectives, the 2019 Omnibus Incentive Plan provides for awards of equity-based incentives through granting of restricted stock units, stock options, stock appreciation rights and other stock or cash based awards.

We made grants of stock options and restricted stock units to certain employees, including our Named Executive Officers in amounts as follows:

Name and Principal Position	Fiscal Year	Number of Stock Options (#)	Number of Restricted Stock Units (#)
Lee Jacobson	2020	37,361	18,881
(former Chief Executive Officer)	2019	360,000	180,000
Joshua Boone	2020	500,000	200,000
(Vice President, Integration and former Chief Financial Officer)
Robert Blackadar	2020	26,250	13,125
(former President)	2019	200,000	100,000
Bruce Heinemann	2020	24,401	12,200
(former Chief Financial Officer)(1)	2019	120,000	60,000

____________

(1)      Pursuant to the terms of a Severance Agreement and Release of Claims entered into between Mr. Heinemann and CTOS on August 11, 2020, all of Mr. Heinemann’s option and restricted stock awards forfeited.

The stock options vest as to 25% of the underlying shares on the first anniversary of the date of grant and on each of the next three anniversaries thereafter, subject to the Named Executive Officer’s continued employment with us through the applicable vesting date. The restricted stock units vest 25% on the first anniversary of the date of grant and on each of the next three anniversaries thereafter, subject to the Named Executive Officer’s continued employment with us through the applicable vesting date. In the event the Named Executive Officer’s employment terminates due to death or disability, the Named Executive Officer will vest in any stock options or restricted stock units that would have vested on the next regularly scheduled vesting date. In addition, if the Named Executive Officer’s employment is terminated by us without “cause” or by the Named Executive Officer for “good reason,” in either case within one year following a change in control of us (which would include the Acquisition), all of the Named Executive Officer’s stock options and restricted stock units that are then unvested will vest.

Outstanding Equity Awards at 2020 Fiscal Year End

The following table summarizes, for each of the Named Executive Officers, the outstanding incentive plan awards as of December 31, 2020. The market value of the shares of Common Stock reflected in the table is based upon the market price per share on the last trading day of 2020, which was $7.30.

	Option Awards					Stock Awards
Name*	Grant Date	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have(2) Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)
Lee Jacobson	8/21/19	90,000	270,000	$10.00	8/18/29	135,000	$985,500	—	$—
	3/18/20	—	37,761	$4.00	3/16/30	18,881	$137,831	—	$—
Joshua Boone	6/15/20	—	500,000	$3.49	6/13/30	—	$—	200,000	$1,460,000
Robert Blackadar	8/21/19	50,000	150,000	$10.00	8/18/29	75,000	$547,500	—	$—
	3/18/20	—	26,250	$4.00	3/16/30	13,125	$95,813	—	$—

____________

(1)      The option vests in four equal annual installments beginning on the first anniversary of the grant date, subject to continued employment through each applicable vesting date. Mr. Jacobson’s options accelerated on April 1, 2021 in connection with his termination of employment. Mr. Boone’s options accelerated on May 20, 2021 in connection with the execution of his employment transition agreement.

(2)      The restricted stock units vest in four equal annual installments beginning on the first anniversary of the grant date, subject to continued employment through each applicable vesting date. Mr. Jacobson’s restricted stock units accelerated on April 1, 2021 in connection with his termination of employment.

(3)      Amounts based on a December 31, 2020 closing price of $7.30 per share.

(4)      Pursuant to the terms of the award agreement (as amended), the restricted stock units vest in four equal annual installments on the first four anniversaries of the grant date, subject to Mr. Boone’s continued employment through the applicable vesting date, provided that (i) 50% of the restricted stock units otherwise scheduled to vest on a given vesting date will vest no earlier than the first date after the grant date on which the Company’s 10-day average closing stock price on the New York Stock Exchange equals or exceeds $6.00 per share and (ii) 50% of the restricted stock units otherwise scheduled to vest on a given vesting date will vest no earlier than the first date after the grant date on which the Company’s 10-day average closing stock price on the New York Stock Exchange equals or exceeds (a) $8.00 per share if Mr. Boone is terminated without cause or resigns for good reason within 12 months following a change in control (including the Acquisition) or (b) $10.00 per share in all other events. However, pursuant to the terms of Mr. Boone’s employment transition agreement, all of Mr. Boone’s restricted stock units accelerated on May 20, 2021.

*        Mr. Jacobson’s employment with the Company terminated on April 1, 2021 in connection with the Acquisition. In addition, in connection with the Acquisition and effective April 1, 2021, Mr. Boone ceased to serve as the Company’s Chief Financial Officer and was appointed Vice President, Integration and Mr. Blackadar ceased to serve as the Company’s President, but remains employed by the Company.

Health and Welfare Plans, and Retirement Plan

Health and Welfare Plans.    CTOS’ Named Executive Officers are eligible to participate in CTOS’ health and welfare benefit plans, including its medical, dental, vision, life, accidental death and dismemberment, disability, flexible spending account and health savings account and benefit plans, in each case on the same basis as all of its other employees.

Retirement Plan.    CTOS maintains a 401(k) and profit sharing plan (the “401(k) Plan”), a defined contribution plan intended to meet the requirements of Section 401(k) of the Code administered by Fidelity. CTOS’s employees meeting the 401(k) Plan’s age requirement are generally eligible to participate in the 401(k) Plan. The 401(k) Plan is available on the same terms to all of CTOS’ employees, including the Named Executive Officers. Each 401(k) Plan participant can elect to contribute between 1% and 60% of his or her eligible compensation on a pre-tax basis to the 401(k) Plan, subject to the annual Internal Revenue Service and Code limitations. The 401(k) Plan’s participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. The 401(k) Plan’s participants are also permitted to irrevocably designate a portion or all of their contributions as Roth contributions that are includable in the 401(k) Plan’s participant’s gross income at the time of deferral. CTOS may make discretionary matching contributions up to a specified percentage of each employee’s eligible contributions, and may also make discretionary profit sharing contributions on behalf of participants who are eligible under the terms of the 401(k) Plan declared on an annual basis. A 401(k) Plan participant is 100% vested in his or her deferrals, and any employer profit sharing contributions, matching contributions and earnings thereon vest ratably over four years. The account balance for each 401(k) Plan participant is invested in accordance with the election of the participant which can consist of a variety of investment options. For the 2020 fiscal year, CTOS currently makes matching contributions to the 401(k) Plan equal to 50% of the first 6% of a participant’s deferral. CTOS made matching and profit sharing contributions to the Named Executive Officers with respect to the 2020 plan year, included as “All Other Compensation” in the “Summary Compensation Table” above.

Equity Compensation Plan Information

The following table summarizes the information regarding equity awards outstanding and available for future grants as of December 31, 2020:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (c)
Equity compensation plans approved by security holders(1)	3,569,508	(2)	$6.43	(3)	2,452,992
Equity compensation plans not approved by security holders	—		$—		—
Total	3,569,508		$6.43		2,452,992

____________

(1)      Consists of the 2019 Omnibus Incentive Plan.

(2)      Includes 2,391,916 outstanding stock options and 1,177,592 unvested stock units.

(3)      Includes the weighted average exercise price for outstanding options only; restricted stock units do not have an exercise price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 9, 2021 regarding the beneficial ownership of Common Stock by:

•        each person known to be the beneficial owner of more than 5% of our outstanding Common Stock;

•        each director;

•        each Named Executive Officer; and

•        all current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them.

Directors and Executive Officers	Shares Beneficially Owned	Percentage of Common Stock
Directors and Executive Officers:
Fred Ross(1)	2,000,000	*
Mark D. Ein(2)	9,198,624	3.7%
Marshall Heinberg(3)	100,000	*
Louis Samson	—
Rahman D’Argenio	—
David Wolf	—
Bryan Kelln	—
Georgia Nelson	25,000	*
John-Paul (JP) Munfa	—
David Glatt	—
Paul Bader	25,000	*
Ryan McMonagle	197,926	*
Bradley Meader	48,956	*
Joe Ross(4)	283,775	*
Smiley Rich	20,857	*
Michael Turner(5)	12,499	*
Jim Carlsen	31,974	*
Adam Haubenreich	62,318	*
R. Todd Barrett(6)	5,000	*
All Directors and Officers as a Group	12,011,929	4.8%

Five Percent Holders:
Platinum Equity, LLC(7)	148,600,000	60.2%
ECP ControlCo, LLC(8)	28,238,944	11.3%
The Blackstone Group, Inc.(9)	14,171,421	5.7%

____________

*        Less than one percent

(1)      Represents securities held by the Frederick M. Ross, Jr. Holding Company, LLC.

(2)      Includes (i) 5,706,826 shares of Common Stock and warrants to purchase an additional 2,457,338 shares of Common Stock held by Capitol Acquisition Management IV, LLC and (ii) 20,000 shares of Common Stock underlying currently exercisable options.

(3)      Does not include 50,000 shares of Common Stock owned by Mr. Heinberg’s domestic partner.

(4)      Includes 282,449 shares of Common Stock held by the Joseph P. Ross Holding Company, LLC.

(5)      Includes 5,833 restricted stock units and options to purchase 6,666 shares of Common Stock that will vest within 60 days of June 9, 2021.

(6)      Includes 1,667 vested restricted stock units and options to purchase 3,333 shares of Common Stock underlying currently exercisable options.

(7)      PE One Source Holdings, LLC is the record holder of 148,600,000 shares of Common Stock. Platinum Equity, LLC is the sole member of each Platinum Equity Investment Holdings, LLC (“Platinum Holdings”) and Platinum Equity Investment Holdings V Manager, LLC (“PEIH V Manager”). Platinum Holdings is the sole member of Platinum Equity Investment Holdings IC (Cayman), LLC, which is the general partner of Platinum Equity InvestCo, L.P. (“PEIC LP”), which holds all of the outstanding equity in Platinum Equity Investment Holdings V, LLC (“PEIH V”), which holds all of the outstanding equity in Platinum Equity Partners V, LLC, which is the general partner of Platinum Equity Partners V, L.P., which is the general partner of Platinum Equity Capital Partners V, L.P., which holds a majority of the outstanding equity in PE One Source Holdings, LLC. PEIH V Manager is the sole manager of PEIH V, and Platinum InvestCo (Cayman), LLC holds a controlling interest in PEIC LP. Platinum Equity and Tom Gores, together, hold a controlling interest in PIC LLC and may be deemed to beneficially owned the Shares beneficially owned by PIC LLC. Tom Gores is the Chairman and Chief Executive Officer of Platinum Equity. Accordingly, each of the foregoing entities and Mr. Gores may be deemed to beneficially own the shares of Common Stock held by PE One Source Holdings, LLC. The address for each entity and individual listed in this footnote is 360 North Crescent Drive, South Building, Beverly Hills, California 90210.

(8)      Includes (i) 64,450 shares of Common Stock held by Energy Capital Partners III, LP, (ii) 2,169,601 shares of Common Stock held by Energy Capital Partners III-A, LP, (iii) 262,015 shares held by Energy Capital Partners III-B, LP, (iv) 896,947 shares of Common Stock held by Energy Capital Partners III-C. LP, (v) 1,106,987 shares of Common Stock held by Energy Capital Partners III-D, LP, (vi) 2,392,808 shares of Common Stock issuable to NESCO Holdings, LP upon exercise of warrants, (vii) 21,238,988 shares of Common Stock held by NESCO Holdings, LP, (viii) 60,000 shares of Common Stock beneficially owned by Energy Capital Partners Management, L.P. and (ix) 47,148 shares of common stock underlying currently exercisable options beneficially owned by Energy Capital Partners Management, L.P. The general partner of Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B, LP, Energy Capital Partners III-C, LP, Energy Capital Partners III-D, LP is Energy Capital Partners GP III, LP, and its general partner is Energy Capital Partners III, LLC. As such, each of these entities may be deemed to share beneficial ownership of the securities held of record by each of Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B, LP, Energy Capital Partners III-C, LP and Energy Capital Partners III-D, LP. The general partner of NESCO Holdings, LP is NESCO Holdings GP, LLC. The members of NESCO Holdings GP, LLC are Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B, LP, Energy Capital Partners III-C, LP, Energy Capital Partners III-D, LP and Energy Capital Partners III (NESCO Co-Invest), LP. The general partner of Energy Capital Partners III (NESCO Co-Invest), LP is Energy Capital Partners GP III Co-Investment (NESCO), LLC, and its managing member is Energy Capital Partners GP III, LP. As a result, each of the foregoing entities, including Energy Capital Partners GP III, LP and Energy Capital Partners III, LLC, may be deemed to share beneficial ownership of the securities held of record by NESCO Holdings, LP. ECP Management GP, LLC is the general partner of Energy Capital Partners Management, LP and may be deemed to share beneficial ownership of the securities beneficially owned by Energy Capital Partners Management, LP. ECP ControlCo, LLC is the managing member of Energy Capital Partners III, LLC and the sole member of ECP Management GP, LLC and may be deemed to share beneficial ownership of the securities beneficially owned be each of Energy Capital Partners III, LLC and the sole member of ECP Management GP, LLC. The managing members of ECP ControlCo, LLC are Douglas Kimmelman, Andrew Singer, Peter Labbat, Tyler Reeder and Rahman D’Argenio all of whom collectively share the power to vote and dispose of the securities beneficially owned by ECP ControlCo, LLC. Each such individual disclaims beneficial ownership of such shares The address for each person and entity in this footnote is 40 Beechwood Road Summit, New Jersey 07901.

(9)      Includes (i) 2,932,195 shares of Common Stock held by Blackstone Energy Partners NQ L.P., (ii) 3,622,088 shares of Common Stock held by BEP CTOS Holdings L.P., (iii) 351,593 shares of Common Stock held by Blackstone Energy Family Investment Partnership SMD L.P., (iv) 179,835 shares of Common Stock held by Blackstone Energy Family Investment Partnership NQ ESC L.P., (v) 3,492,069 shares of Common Stock held by Blackstone Capital Partners VI-NQ L.P., (vi) 3,576,281 shares of Common Stock held by BCP CTOS Holdings L.P., and (vii) 17,360 shares of Common Stock held by Blackstone Family Investment Partnership VI-NQ ESC L.P. Blackstone Energy Management Associates NQ L.L.C. is the general partner of Blackstone Energy Partners NQ L.P. and BEP CTOS Holdings L.P. Blackstone EMA-NQ L.L.C. is the managing member of Blackstone Management Associates NQ L.L.C. BEP Side-by-Side GP NQ L.L.C. is the general partner of Blackstone Energy Family Investment Partnership NQ ESC L.P. Blackstone Management Associates VI-NQ L.L.C. is the general partner of Blackstone Capital Partners VI-NQ L.P. and BCP CTOS Holdings L.P. BMA VI-NQ L.L.C. is the managing member of Blackstone Management Associates VI-NQ L.L.C. Blackstone Family GP L.L.C. is the general partner of Blackstone Energy Family Investment Partnership SMD L.P. Blackstone Family GP L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. BCP VI-NQ Side-by-Side GP L.L.C. is the general partner of Blackstone Family Investment Partnership VI-NQ ESC L.P. Blackstone Holdings III L.P. is the sole member of each of Blackstone EMA-NQ L.L.C., BEP Side-by-Side GP NQ L.L.C. and BMA VI-NQ L.L.C. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. Blackstone Holdings II L.P. is the sole member of BCP VI-NQ Side-by-Side GP L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings III GP Management L.L.C. The sole holder of the Series II preferred stock of The Blackstone Group Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships and Related Person Transactions

Amended and Restated Stockholders’ Agreement

On April 1, 2021, a subsidiary of Nesco acquired Custom Truck LP and the Company changed its name to Custom Truck One Source, Inc.

In connection with the Acquisition, Nesco, Platinum, Blackstone, ECP, Capitol and certain members of Nesco’s management agreed to replace the existing Stockholders’ Agreement of Nesco, dated as of July 31, 2019 with the Amended and Restated Stockholders’ Agreement, effective upon consummation of the Acquisition.

The Amended and Restated Stockholders’ Agreement provides that so long as Platinum beneficially owns 50% or more of our Common Stock, Platinum has the right to designate up to seven nominees for the election to the Board, three of which are required to be independent directors. In addition, while Platinum beneficially owns 50% or more of the outstanding shares of our Common Stock, the Amended and Restated Stockholders’ Agreement does not restrict Platinum from nominating additional directors and soliciting stockholders outside of Nesco’s proxy statement, subject to the rights of the other parties to the Amended and Restated Stockholders’ Agreement. Each Platinum designee director who is not an independent director will have two votes on the Board. For so long as Platinum beneficially owns less than 50% but more than 30% of our Common Stock, Platinum will have the right (but not the obligation) to designate any number of directors, who are not independent directors, having one or two votes each, so long as the total number of votes of all such designees does not exceed the total number of votes constituting a majority of all votes of all directors minus one. The number of designees who are not independent directors that Platinum is entitled to nominate decreases from four to one, and such director’s voting power decreases to one vote, if Platinum beneficially owns less than 30% but more than 4.5% of our Common Stock. All such rights to designate nominees, including independent directors, shall cease if Platinum fails to beneficially own more than 4.5% of our Common Stock.

The Amended and Restated Stockholders’ Agreement further provides that (i) each of Blackstone and ECP will have the right to designate one nominee for the election to the Board so long as each beneficially owns at least 4.5% of our Common Stock, (ii) Capitol will have the right to designate one nominee for the election to our Board so long as it beneficially owns at least 50% of the Common Stock it held as of the closing of the Acquisition and (iii) the chief executive officer of the Company shall hold a seat on the Board.

While Platinum beneficially owns 30% or more of our Common Stock and is the largest stockholder in the Company, Platinum, in its capacity as stockholder, will have consent rights over the following actions of the Company or any of its subsidiaries:

•        entering into or effecting a change in control;

•        entering into agreements providing for the acquisition or divestiture of assets or equity security of any person, with aggregate consideration in excess of $50 million;

•        entering into any joint venture or similar business alliance having a fair market value in excess of $50 million;

•        any liquidation, dissolution, receivership, bankruptcy or other insolvency proceeding;

•        any material change in the nature of the business;

•        share repurchases, except for repurchases pursuant to a repurchase plan or certain repurchases from employees which are approved by the Board;

•        declaration of dividends or reclassification of equity securities or securities convertible into equity securities;

•        incurrence of indebtedness for borrowed money in an aggregate principal amount in excess of $50 million, other than borrowings under the existing revolving credit facility;

•        granting of security interests or guaranties other than in the ordinary course;

•        terminating or hiring the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer;

•        amendment of our Certificate of Incorporation or Bylaws;

•        designation of any class of stock;

•        any issuance of equity securities or rights to acquire equity securities, other than equity issued pursuant to employee equity plans that shall have been approved by the Board;

•        establishment or change of employee incentive plans;

•        changes to accounting policies other than required in accordance with GAAP, and any material tax elections;

•        hiring or terminating of principal outside counsel or auditor; and

•        entering into any contracts not specifically listed above involving aggregate payments to or by the Company in excess of $50 million per annum.

Pursuant to the terms of the Amended and Restated Stockholders’ Agreement, certain shares of Common Stock held by ECP and Capitol continue to be designated “Earnout Shares” and such Earnout Shares are subject to restrictions on (i) transfer of such shares of Common Stock and (ii) forfeiture of such shares of Common Stock tied to both time and performance that the other shares of Common Stock are not subject to.

If, at any time while Platinum beneficially owns more than 50% of the Common Stock, Platinum receives a bona fide offer from a third party to purchase or otherwise desires to transfer shares of Common Stock to a third party on arm’s length terms, including shares of Common Stock owned by Blackstone, ECP, Capitol or certain members of management of the Company (the “Drag Shares”), and (i) such sale proposal, if consummated, would result in a change in control of the Company (taking into account all Drag Shares), (ii) such sale proposal does not involve the transfer of Drag Shares to Platinum or an affiliate of Platinum and (iii) in such sale proposal, if consummated, Platinum would receive the same form of consideration as the other stockholders in the Company (a “Required Sale”), then Platinum may deliver a written notice with respect to such Sale Proposal at least 10 business days prior to the anticipated closing date of such Required Sale to Blackstone, ECP, Capitol and the applicable members of the Company’s management requiring them to sell or otherwise transfer their shares of Common Stock to the proposed transferee.

For a period of 18 months following the closing date of the Acquisition (the “Lockup Period”), Platinum may not transfer any of its shares of Common Stock other than pursuant to the following exceptions:

•        in the context of customary permitted transfers;

•        upon unanimous approval by the Board;

•        upon approval by each of Blackstone and ECP (each, while it owns 5% or more of Common Stock, and in such capacity a “Qualifying Shareholder”); or

•        in the context of a transaction that results in a price of $8.00 per share or more (the “Trigger Price”).

In addition, during the Lockup Period, Platinum shall not vote any of its shares of Common Stock for any change of control transaction (which shall include any take-private transaction involving Platinum) other than pursuant to the following exceptions:

•        with the consent of the Qualifying Shareholders;

•        upon unanimous approval by the Board; or

•        in the context of a transaction at or above the Trigger Price, provided that the consideration received by Blackstone, ECP and Capitol consists of either cash or publicly traded securities.

In the event of one or multiple follow-on offerings that close at or above the Trigger Price during the Lockup Period, for the first $200 million of aggregate proceeds sold (the “First Tranche”), each Qualifying Shareholder, alongside Platinum, shall have the right to sell up to one third of the First Tranche (Platinum and each Qualifying Shareholder may sell proportionally more to the extent a Qualifying Shareholder doesn’t participate in such transaction up to a third). Capitol will have the right to participate alongside ECP (on a pro rata basis) within ECP’s allocable portion of the First Tranche. For any amount raised at or above the Trigger Price in addition to the First Tranche during the Lockup Period, Platinum, Capitol and each Qualifying Shareholder shall participate on a pro rata basis.

Any acquisition proposal by Platinum (or an affiliate thereof) or any acquisition in which Platinum does not receive the same form of consideration as the other stockholders of the Company will, in each case, require approval by both (i) a majority of the disinterested directors or a special committee of independent directors and (ii) while ECP owns 5% or more of the shares of Common Stock on a fully diluted basis (calculated using the treasury stock method), a majority of the Company’s stockholders that are independent of Platinum and otherwise disinterested.

Platinum, ECP, Capitol and Blackstone will be granted certain rights to have registered, in certain circumstances, the resale under the Securities Act of the shares of Common Stock held by them, subject to certain conditions set forth therein.

The Company agreed to certain indemnification rights for the benefit of Platinum, ECP, Capitol, Blackstone and certain of their representatives and affiliates in connection with their purchase or ownership of Company equity interests or their involvement in litigation in their capacity as a stockholder of the Company (or as a representative or affiliate of any of Platinum, ECP, Capitol or Blackstone, as the case may be).

Subscription, Supplemental Equity Financing and Rollovers

In connection with the Acquisition, on April 1, 2021, certain equity holders of Custom Truck LP (“Sellers”) contributed a portion of their equity interests in Custom Truck LP with an aggregate value of $100.5 million in exchange for shares of our Common Stock, valued at $5.00 per share (the “Rollovers”) pursuant to Rollover and Contribution Agreements between Nesco and the Sellers, each dated December 3, 2020.

On April 1, 2021, we issued and sold to Platinum certain shares of our Common Stock with a purchase price of $5.00 per share pursuant to a Common Stock Purchase Agreement (the “Investment Agreement”), by and between Nesco and Platinum, dated December 3, 2020. In accordance with the Investment Agreement, on December 21, 2020, Nesco also entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”) to finance in part the Acquisition. Pursuant to the Subscription Agreements, the PIPE Investors purchased an aggregate of 28,000,000 shares of our Common Stock at $5.00 per share for an aggregate purchase price of $140 million (the “Supplemental Equity Financing”) upon consummation of the Acquisition and related transactions.

Blackstone and certain of our directors and officers acquired shares of Common Stock at a purchase price of $5.00 per share, as part of the Supplemental Equity Financing and Rollovers. Blackstone acquired 14,171,421 shares of Common Stock, Marshall Heinberg and his immediate family acquired 150,000 shares of Common Stock, Georgia Nelson acquired 25,000 shares of Common Stock, Fred Ross, Joe Ross and members of their immediate family acquired 5,023,322 shares of Common Stock, Paul Bader acquired 25,000 shares of Common Stock, Mark Ein acquired 1,000,000 shares of Common Stock, Ryan McMonagle acquired 197,926 shares of Common Stock, Brad Meader acquired 48,956 shares of Common Stock, Thomas Rich acquired 20,857 shares of Common Stock, Jim Carlsen acquired 31,974 shares of Common Stock, and Adam Haubenreich acquired 62,318 shares of Common Stock. Joshua Boone, our former Chief Financial Officer, also acquired 50,000 shares of Common Stock as part of the Supplemental Equity Financing.

In connection with the Acquisition, on April 1, 2021, the Company and the PIPE Investors, including certain of our directors and officers as discussed above, entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, among other things, the Company is obligated to file a registration statement to register the resale under the Securities Act of the shares of Common Stock subscribed for by the PIPE Investors pursuant to the Subscription Agreements.

Indemnification Agreements

In connection with the Acquisition, the Company has entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require the Company to indemnify the respective director and/or officer under the circumstances and to the extent provided for therein, to the fullest extent permitted by the General Corporation Law of the State of Delaware, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding arising out of the person’s service as a director or officer.

Platinum

In connection with the Acquisition, on April 1, 2021, the Company and Platinum Equity Advisors, LLC, an affiliate of Platinum, entered into a Corporate Advisory Services Agreement, pursuant to which, among other things, Platinum Equity Advisors, LLC provides certain transactional and corporate advisory services to the Company, and the Company will pay to Platinum Equity Advisors, LLC an advisory fee of $5 million per each of the calendar years 2021 through 2023 (pro-rated for calendar year 2021), $2.5 million for calendar year 2024 and $1.25 million per annum for each calendar year thereafter.

ECP

ECP and their affiliates have ownership interests in a broad range of companies. Prior to the Acquisition, the Company entered into commercial transactions in the ordinary course of its business with a subsidiary of PLH Group, Inc., a company partially owned by an affiliate of ECP. Revenues derived from these transactions totaled $9.2 million for the year ended December 31, 2020. Accounts receivable at December 31, 2020 related to the subsidiary of PLH Group, Inc. were $3.5 million.

For ECP’s right to nominate for election to the Board, see “—Amended and Restated Stockholders’ Agreement” above.

Fred Ross

Fred Ross, our Chief Executive Officer and a director, Joseph Ross, our President – Sales, and members of their immediate family, own Ross Custom Properties, LLC, which leases certain facilities to Custom Truck LP, which the Company assumed following the Acquisition. For the year ended December 31, 2020, rent expense paid by Custom Truck LP to Ross Custom Properties, LLC totaled approximately $0.4 million.

Mr. Fred Ross, Mr. Joe Ross and members of their immediate family own R&M Equipment Rental. Prior to the Acquisition, Custom Truck LP sold and rented equipment to R&M Equipment Rental, which transactions the Company assumed following the Acquisition. Total revenue for Custom Truck LP from rentals of equipment to R&M Equipment Rental for the year ended December 31, 2020 was $1.5 million. During the year ended December 31, 2020, total revenue for Custom Truck LP from sales of new and used equipment to R&M Equipment Rental was $13.8 million. Additionally, Custom Truck LP performs service on equipment rented and sold to R&M Equipment Rental. Revenue for the services performed was $0.6 million for the year ended December 31, 2020.

For transactions Mr. Fred Ross, Mr. Joe Ross and members of their immediate family had in connection with the Supplemental Equity Financing and the Rollovers, see “—Subscription, Supplemental Equity Financing and Rollovers” above.

Gerard Holthaus

Mr. Gerard Holthaus, our former director prior to the Acquisition, serves as chairman of the board of directors of FTI Consulting, Inc., which Nesco engaged for strategic consulting services on an arms-length basis (for which FTI Consulting, Inc. was paid approximately $300,000 during the year ended December 31, 2020). Nesco entered into the transaction with FTI Consulting, Inc. prior to Mr. Holthaus joining the Board. The Board considered the magnitude and nature of this relationships and determined that it did not impair the independence of Mr. Holthaus while he was a member of the Board.

Policies and Procedures for Related Person Transactions

Our Audit Committee has the primary responsibility for reviewing and approving or disapproving “Related Person Transactions.” Our Related Person Transaction and Procedures provides that a “Related Person Transaction” is a material transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company was, is or will be a participant and in which any Related Person had, has or will have a direct or indirect material interest. A transaction involving an amount exceeding $120,000 is presumed to be a “material transaction,” though transactions involving lower amounts may be material based on the facts and circumstances. A Related Person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our voting securities, in each case since the beginning of the most recently completed year, any of their immediate family members and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner, managing member or principal or in a position of having control or significant influence.

Pursuant to our policy, the Audit Committee shall review the relevant facts and circumstances of each Related Person Transaction (other than certain pre-approved transactions) and either approve or disapprove the Related Person Transaction. Such review shall include if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, the extent of the Related Person’s interest in the transaction, and shall also take into account the conflicts of interest and corporate opportunity provisions of the Company’s Code of Ethics and Conduct. Any Related Person Transaction shall be consummated and shall continue only if the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in our Related Person Transaction and Procedures. Management shall present to the Audit committee each proposed Related Person Transaction, including all relevant facts and circumstances relating thereto and shall update the Audit Committee as to any material changes to any approved or ratified Related Person Transaction and shall provide a status report of all then current Related Person Transactions at least quarterly at a regularly scheduled meeting of the Audit Committee or as needed.

The related person transactions described above were not required to be approved in accordance with our current Related Person Transaction and Procedures because they were entered into prior to or in connection with the consummation of the Acquisition, at which time our current Related Person Transaction and Procedures became effective.

Family Relationships

In 2020, there were no family relationships between any of the Company’s executive officers and directors. Fred Ross, who became our Chief Executive Officer and a director on April 1, 2021, has siblings who work for the Company, including Joseph Ross, his brother, who is also an executive officer.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than 10% of our Common Stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements were satisfied on a timely basis.

Annual Report on 10-K and SEC Filings

Our financial statements for the year ended December 31, 2020 are included in our Annual Report on Form 10-K for the year ended December 31, 2020, which is posted on our website at https://investors.customtruck.com and is available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report on Form 10-K without charge by sending a written request to Investor Relations, Custom Truck One Source, Inc., 7701 Independence Avenue, Kansas City, Missouri 64125. The annual report is not soliciting material and is not incorporated into this document by reference.

*    *    *

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS Kansas City, MO

June 10, 2021

Annex A

CUSTOM TRUCK ONE SOURCE, INC.

AMENDED AND RESTATED 2019 OMNIBUS INCENTIVE PLAN

Article I.

Purpose

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XI.

Article II.

Eligibility

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

Article III.

Administration and Delegation

3.1     Administration.    The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

3.2     Appointment of Committees.    To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

Article IV.

SHARES Available for Awards

4.1     Number of Shares.    Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

4.2     Share Recycling.    If all or any part of an Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, redeemed, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will, as applicable, become or again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit.

Annex A-1

4.3     Incentive Option Limitations.    Notwithstanding anything to the contrary herein, no more than 14,650,000 Shares may be issued pursuant to the exercise of Incentive Options.

4.4     Substitute Awards.    In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or shares, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of shares of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

4.5     Non-Employee Director Award Limit.    Notwithstanding any provision to the contrary in the Plan, the maximum aggregate grant date fair value (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $700,000 per year (provided that such limit shall not apply in the first fiscal year of a director’s service with the Company if the Awards in excess of such amount are approved by other directors not receiving comparable or similar awards). The Administrator may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.

Article V.

Options and Stock Appreciation Rights

5.1     General.    The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

5.2     Exercise Price.    The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.

5.3     Duration.    Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed 10 years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Option) (i) the exercise of

Annex A-2

the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the 10-year term of the applicable Option or Stock Appreciation Right. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option or Stock Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant will terminate immediately upon the effective date of such termination of Service).

5.4     Exercise.    Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.5     Payment Upon Exercise.    Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(a)     cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(b)     if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(c)     to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

(d)     to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(e)     to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(f)     to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

Annex A-3

Article VI.

Restricted Stock; Restricted Stock Units

6.1     General.    The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase or redeem all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

6.2     Restricted Stock.

(a)     Dividends.    Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares of Restricted Stock, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Shares or property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(b)     Stock Certificates.    The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of share of Restricted Stock, together with a stock power endorsed in blank.

6.3     Restricted Stock Units.

(a)     Settlement.    The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(b)     Stockholder Rights.    A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

(c)     Dividend Equivalents.    If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement.

Article VII.

Other STOCK or Cash Based Awards

Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

Annex A-4

Article VIII.

Adjustments for Changes in Shares
and Certain Other Events

8.1     Equity Restructuring.    In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

8.2     Corporate Transactions.    In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, redemption, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Shares or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a)     To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b)     To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c)     To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the shares of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d)     To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(e)     To replace such Award with other rights or property selected by the Administrator; and/or

(f)     To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

Annex A-5

8.3     Administrative Stand Still.    In the event of any pending share dividend, share split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Shares, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to 60 days before or after such transaction.

8.4     General.    Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

Article IX.

General Provisions Applicable to Awards

9.1     Transferability.    Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2     Documentation.    Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3     Discretion.    Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4     Termination of Status.    The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5     Withholding.    Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient

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funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.6     Amendment of Award; No Repricing.    The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Option to a Non-Qualified Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding the foregoing, the Administrator may not, without the approval of the Company’s stockholders, take any action that would be considered a “repricing” of an Option or Stock Appreciation Right under the applicable listing standards of the national securities exchange on which the Common Stock is listed (if any).

9.7     Conditions on Delivery of Shares.    The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8     Acceleration.    The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

9.9     Additional Terms of Incentive Options.    The Administrator may grant Incentive Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Options under the Code. If an Incentive Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Option.

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Article X.

Miscellaneous

10.1     No Right to Employment or Other Status.    No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

10.2     No Rights as Stockholder; Certificates.    Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on share certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3     Effective Date and Term of Plan.    The Plan became effective on the day that it was initially adopted by the Board and approved by stockholders in 2019 and will remain in effect until the 10th anniversary of the date this amendment and restatement of the Plan is approved by the Board in 2021, but Awards previously granted may extend beyond that date in accordance with the Plan.

10.4     Amendment of Plan.    The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

10.5     Provisions for Foreign Participants.    The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

10.6     Section 409A.

(a)     General.    The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b)     Separation from Service.    If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon

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or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c)     Payments to Specified Employees.    Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

10.7     Limitations on Liability.    Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8     Lock-Up Period.    The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

10.9     Data Privacy.    As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

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10.10     Severability.    If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.11     Governing Documents.    If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

10.12     Governing Law.    The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

10.13     Claw-back Provisions.    All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.

10.14     Titles and Headings.    The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15     Conformity to Securities Laws.    Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.16     Relationship to Other Benefits.    No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except as expressly provided in writing in such other plan or an agreement thereunder.

10.17     Broker-Assisted Sales.    In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

Article XI.

Definitions

As used in the Plan, the following words and phrases will have the following meanings:

11.1     “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

11.2     “Applicable Laws” means the requirements relating to the administration of equity incentive plans under US federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

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11.3     “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.

11.4     “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

11.5     “Board” means the Board of Directors of the Company.

11.6     “Cause” means, with respect to a Participant, “Cause” (or any term of similar effect) as defined in such Participant’s employment agreement with the Company or any of its Subsidiaries if such an agreement exists and contains a definition of Cause (or term of similar effect), or, if no such agreement exists or such agreement does not contain a definition of Cause (or term of similar effect), then Cause shall include, but not be limited to: (i) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or any of its Subsidiaries or any material breach of a written agreement between the Participant and the Company or any of its Subsidiaries, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (ii) the Participant’s commission of, indictment for or the entry of a plea of guilty or nolo contendere by the Participant to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); (iii) the Participant’s negligence or willful misconduct in the performance of the Participant’s duties or the Participant’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the Participant against the Company or any of its Subsidiaries; or (v) any acts, omissions or statements by a Participant which the Company determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company or any of its Subsidiaries.

11.7     “Change in Control” means and includes each of the following:

(a)     A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)     During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)     The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or shares of another entity, in each case other than a transaction:

(i)     which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

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(ii)     after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

11.8     “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.9     “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.10     “Common Stock” means share(s) of common stock par value $0.0001 per share of the Company.

11.11     “Company” means Custom Truck One Source, Inc., a Delaware corporation.

11.12     “Consultant” means any person, including any adviser, engaged by the Company or a Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company or a Subsidiary; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

11.13     “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

11.14     “Director” means a Board member.

11.15     “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

11.16     “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.17     “Employee” means any employee of the Company or its Subsidiaries.

11.18     “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a share dividend, share split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of the Shares (or other Company securities) and causes a change in the per share value of the Shares underlying outstanding Awards.

11.19     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

11.20     “Fair Market Value” means, as of any date, the value of Shares determined as follows: (i) if the Shares are listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Shares as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during

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which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Shares are not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Shares, the Administrator will determine the Fair Market Value in its discretion.

11.21     “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of equity securities of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.22     “Incentive Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.23     “Non-Qualified Option” means an Option not intended or not qualifying as an Incentive Option.

11.24     “Option” means an option to purchase Shares.

11.25     “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

11.26     “Overall Share Limit” means 14,650,000 Shares.

11.27     “Participant” means a Service Provider who has been granted an Award.

11.28     “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on shareholders’ equity; total shareholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Shares, (m) any business interruption event, (n) the cumulative effects of tax or accounting changes in accordance with US generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

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11.29     “Plan” means this Amended and Restated 2019 Omnibus Incentive Plan.

11.30     “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.31     “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, a Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

11.32     “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.33     “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.34     “Securities Act” means the Securities Act of 1933, as amended.

11.35     “Service Provider” means an Employee, Consultant, or Director of the Company or any of its Subsidiaries.

11.36     “Share” means a share of Common Stock.

11.37     “Stockholder” means a holder of Common Stock.

11.38     “Stock Appreciation Right” means a stock appreciation right granted under Article V.

11.39     “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

11.40     “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

11.41     “Termination of Service” means the date the Participant ceases to be a Service Provider.

*  *  *  *  *

Annex A-14

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 7, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CTOS2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 7, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.CUSTOM TRUCK ONE SOURCE, INC. 7701 INDEPENDENCE AVENUE KANSAS CITY, MISSOURI 64125 D55397-P58893 For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. CUSTOM TRUCK ONE SOURCE, INC. The Board of Directors recommends you vote FOR the following: 1. To elect three Class B directors to serve until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Nominees: 01) Marshall Heinberg 02) Louis Samson 03) David Wolf For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. 3. To approve an amendment and restatement of our 2019 Omnibus Incentive Plan to increase the number of shares available thereunder. 4. To approve, on an advisory basis, the compensation of our named executive officers. Every Two Years Every Three Years Every Year The Board of Directors recommends you vote for EVERY THREE YEARS on the following proposal: Abstain 5. To approve, on an advisory basis, the preferred frequency of future advisory votes on the compensation of our named executive officers. NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.D55398-P58893CUSTOM TRUCK ONE SOURCE, INC. Annual Meeting of Stockholders July 8, 2021 9:00 AM, EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Ryan McMonagle, Bradley Meader and Adam Haubenreich, or any of them, as proxies, each with the full power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CUSTOM TRUCK ONE SOURCE, INC. that the stockholder(s)is/are entitled to vote at the 2021 Annual Meeting of Stockholders to be held at 9:00 AM, EDT on July 8, 2021, virtually via a live webcast at www.virtualshareholdermeeting.com/CTOS2021, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4 AND FOR “EVERY THREE YEARS” FOR PROPOSAL 5. ANY ADDITIONAL BUSINESS AS MAY PROPERLY COME BEFORE THE 2021 ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON VOTING THE PROXY. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO COMMENCEMENT OF VOTING AT THE 2021 ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side